KPMG
ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Financial Statements
and Supplemental Schedules
December 31, 2011 and 2010
(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG
KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Allianz Life Insurance Company of North America:

We have audited the accompanying consolidated balance sheets of Allianz Life Insurance Company of North America and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allianz Life Insurance Company of North America and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in note 2 to the consolidated financial statements, the Company has changed its method of evaluating other-than-temporary impairments of fixed-maturity securities due to the adoption of new accounting requirements issued by the Financial Accounting Standards Board (FASB), as of January 1, 2009.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ KPMG LLP

March 28, 2012

KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
(“KPMG International”), a Swiss entity

ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2011 and 2010
(In thousands, except share data)
Assets	2011	2010
Investments:
Fixed-maturity securities:
Available-for-sale, at fair value (amortized cost of
$59,011,411 and $54,734,392, respectively)	$64,889,283	$57,675,886
Trading, at fair value (amortized cost of
$5,795 and $126,045, respectively)	6,008	133,400
Held to maturity, at amortized cost (fair value of
$559,946 and $1,097,975, respectively)	534,431	1,006,105
Mortgage loans on real estate (net of valuation allowances
of $75,018 and $107,343, respectively)	5,926,441	5,259,814
Short-term securities	5,852	71,829
Derivatives	567,539	662,523
Real estate (net of accumulated depreciation of $8,747
and $59,390, respectively)	20,823	360,230
Loans to affiliates	56,018	81,950
Policy loans	171,030	175,063
Acquired loans	233,703	—
Equity securities, at fair value:
Available-for-sale (cost of $0 and $5,043, respectively)	—	5,263
Trading (cost of $22,255 and $17,489, respectively)	20,745	18,367
Other invested assets	8,964	8,049
Total investments	72,440,837	65,458,479
Cash and cash equivalents	3,164,084	2,579,566
Accrued investment income	753,099	690,909
Receivables (net of allowance for uncollectible accounts, IBNR,
and pending claims of $8,897 and $8,885, respectively)	70,209	138,395
Reinsurance recoverables and receivables	4,054,150	3,981,493
Deferred acquisition costs	4,777,224	5,300,864
Other assets	1,987,054	1,965,033
Assets, exclusive of separate account assets	87,246,657	80,114,739
Separate account assets	20,558,885	19,327,536
Total assets	$107,805,542	$99,442,275

(Continued)

ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2011 and 2010
(In thousands, except share data)
Liabilities and Stockholder’s Equity	2011	2010
Policyholder liabilities:
Account balances and future policy benefit reserves	$74,916,994	$69,590,500
Policy and contract claims	294,009	252,999
Unearned premiums	86,027	79,751
Other policyholder funds	192,020	236,486
Total policyholder liabilities	75,489,050	70,159,736
Derivative liability	268,223	509,860
Mortgage notes payable	112,151	118,106
Other liabilities	3,095,306	2,075,665
Liabilities, exclusive of separate account liabilities	78,964,730	72,863,367
Separate account liabilities	20,558,885	19,327,536
Total liabilities	99,523,615	92,190,903
Stockholder’s equity:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding 8,909,195 shares; liquidation
preference of $208,716 and $219,459 at December 31, 2011
and 2010, respectively	8,909	8,909
Class A, Series B preferred stock, $1 par value. Authorized,
10,000,000 shares; issued and outstanding, 9,994,289 shares;
liquidation preference of $216,367 and $229,437
at December 31, 2011 and 2010, respectively	9,994	9,994
Common stock, $1 par value. Authorized, 40,000,000 shares;
issued and outstanding 20,000,001 shares
at December 31, 2011 and 2010	20,000	20,000
Loan to parent company	(4,963)	(108,939)
Additional paid-in capital	4,053,371	4,053,371
Retained earnings	2,302,662	2,301,769
Accumulated other comprehensive income, net of tax	1,891,954	966,268
Total stockholder’s equity	8,281,927	7,251,372
Total liabilities and stockholder’s equity	$107,805,542	$99,442,275
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	2011	2010	2009
Revenue:
Premiums	$254,501	$263,868	$298,123
Policy fees	803,684	766,815	791,382
Premiums and policy fees, ceded	(131,990)	(154,711)	(175,839)
Net premiums and policy fees	926,195	875,972	913,666
Interest and similar income, net	3,520,016	3,324,907	3,118,268
Derivative (loss) income	(204,324)	(351,352)	138,338
Realized investment gains, net	112,150	583,116	49,626
Fee and commission revenue	210,687	181,303	147,520
Other revenue	11,498	41,672	50,651
Total revenue	4,576,222	4,655,618	4,418,069
Benefits and expenses:
Policyholder benefits	707,552	539,667	598,372
Change in fair value of annuity embedded derivatives	1,984,638	1,146,677	472,948
Benefit recoveries	(342,544)	(250,104)	(421,690)
Net interest credited to account values	1,375,146	1,356,343	1,476,275
Net benefits	3,724,792	2,792,583	2,125,905
Commissions and other agent compensation	963,909	989,111	840,768
General and administrative expenses	629,654	604,750	662,313
Change in deferred acquisition costs, net	(735,151)	(158,421)	165,544
Total benefits and expenses	4,583,204	4,228,023	3,794,530
(Loss) income from operations before income taxes	(6,982)	427,595	623,539
Income tax (benefit) expense:
Current	(63,316)	282,145	26,816
Deferred	5,441	(173,073)	190,388
Total income tax (benefit) expense	(57,875)	109,072	217,204
Net income	$50,893	$318,523	$406,335
Supplemental disclosures:
Realized investment (losses), net:
Total other-than-temporary impairment losses on securities	$(21,487)	$—	$(244,265)
Portion of loss recognized in other comprehensive income	—	—	(981)
Net impairment losses recognized in realized
investment (losses), net	(21,487)	—	(243,284)
Other net realized gains	133,637	583,116	292,910
Realized investment gains, net	$112,150	$583,116	$49,626
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	2011	2010	2009
Net income	$50,893	$318,523	$406,335
Foreign currency translation adjustments, net of tax	(541)	1,342	6,101
Unrealized losses on postretirement obligation, net of tax	12	(138)	(23)
Unrealized gains (losses) on fixed-maturity and equity securities:
Unrealized holding gains arising during the period,
net of effect of shadow adjustments of $(1,521,955),
$(998,590), and $(2,217,047) in 2011, 2010, and 2009,
respectively, and net of tax (expense) of $(536,353),
$(549,154), and $(685,160) in 2011, 2010, and 2009, respectively	1,012,728	1,012,689	1,258,831
Change in noncredit-related impairments on securities during the period, net of effect of shadow adjustments of $20,471,
$(10,215), and $(32,111) in 2011, 2010, and 2009, respectively, and net of tax benefit (expense) of $7,333, $(5,548),
and $(9,870) in 2011, 2010, and 2009, respectively	(13,616)	10,304	18,330
Adjustment for realized (gains) losses reclassified from
unrealized holding gains (losses), included in net income,
net of tax benefit, of $39,252, $204,091, and
$17,369, in 2011, 2010, and 2009, respectively	(72,897)	(379,026)	(32,257)
Total unrealized holding gains	926,215	643,967	1,244,904
Total other comprehensive income	925,686	645,171	1,250,982
Total comprehensive income	$976,579	$963,694	$1,657,317
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Stockholder’s Equity
Years ended December 31, 2011, 2010, and 2009
(In thousands)
						Accumulated
				Additional		other	Total
	Preferred	Common	Loan to	paid-in	Retained	comprehensive	stockholder’s
	stock	stock	parent company	capital	earnings	income	equity
2009:
Balance, beginning of year	$18,903	$20,000	$(205,731)	$2,553,371	$342,268	$347,905	$3,076,716
Comprehensive income:
Net income	—	—	—	—	406,335	—	406,335
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	—	—	1,244,904	1,244,904
Net unrealized loss on
postretirement
obligation, net of
deferred taxes	—	—	—	—	—	(23)	(23)
Foreign currency
translation adjustment, net
of deferred taxes	—	—	—	—	—	6,101	6,101
Total comprehensive income							1,657,317
Capital contribution	—	—	—	1,500,000	—	—	1,500,000
Payment received on loan	—	—	46,966	—	—	—	46,966
Adjustment to initially apply
new investment accounting
guidance for impairments, net of
taxes and shadow adjustments	—	—	—	—	1,277,790	(1,277,790)	—
Balance, end of year	$18,903	$20,000	$(158,765)	$4,053,371	$2,026,393	$321,097	$6,280,999
2010:
Balance, beginning of year	$18,903	$20,000	$(158,765)	$4,053,371	$2,026,393	$321,097	$6,280,999
Comprehensive income:
Net income	—	—	—	—	318,523	—	318,523
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	—	—	643,967	643,967
Net unrealized loss on
postretirement
obligation, net of
deferred taxes	—	—	—	—	—	(138)	(138)
Foreign currency
translation adjustment, net
of deferred taxes	—	—	—	—	—	1,342	1,342
Total comprehensive income							963,694
Dividend	—	—	—	—	(41,489)	—	(41,489)
Payment received on loan	—	—	49,826	—	—	—	49,826
Adjustment to initially apply new
investment accounting guidance for
credit derivatives, net of taxes	—	—	—	—	(1,658)	—	(1,658)
Balance, end of year	$18,903	$20,000	$(108,939)	$4,053,371	$2,301,769	$966,268	$7,251,372
2011:
Balance, beginning of year	$18,903	$20,000	$(108,939)	$4,053,371	$2,301,769	$966,268	$7,251,372
Comprehensive income:
Net income	—	—	—	—	50,893	—	50,893
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	—	—	926,215	926,215
Net unrealized gain on
postretirement
obligation, net of
deferred taxes	—	—	—	—	—	12	12
Foreign currency
translation adjustment, net
of deferred taxes	—	—	—	—	—	(541)	(541)
Total comprehensive income							976,579
Dividend	—	—	50,000	—	(50,000)	—	—
Payment received on loan	—	—	53,976	—	—	—	53,976
Balance, end of year	$18,903	$20,000	$(4,963)	$4,053,371	$2,302,662	$1,891,954	$8,281,927
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	2011	2010	2009
Cash flows provided by operating activities:
Net income	$50,893	$318,523	$406,335
Adjustments to reconcile net income to net
cash provided by operating activities:
Realized investment gains	(112,150)	(583,116)	(49,626)
Purchases of trading securities	(4,806)	(65,332)	(143,839)
Sale and other redemptions of trading securities	130,077	5,460,921	592,616
Change in annuity-related options, derivatives,
and gross reserves	398,135	919,359	703,629
Deferred income tax expense (benefit)	5,441	(173,073)	190,388
Charges to policy account balances	(103,906)	(101,833)	(105,353)
Gross interest credited to account balances	1,727,538	1,768,350	1,478,741
Amortization of discount, net	(20,739)	(36,759)	(43,980)
Impairment of goodwill	—	—	18,902
Change in:
Accrued investment income	(62,190)	(114,971)	(21,416)
Receivables	71,186	(75,219)	107,708
Reinsurance recoverables and receivables	(72,657)	26,024	88,768
Deferred acquisition costs	(735,151)	(158,421)	165,544
Future policy benefit reserves	1,444,265	228,953	(319,032)
Policy and contract claims	41,010	33,689	(80,911)
Other policyholder funds	(44,466)	19,815	13,316
Unearned premiums	(75)	(22,354)	(13,712)
Other assets and liabilities	(1,299,919)	664,414	(143,682)
Other, net	(588)	40,429	24,423
Total adjustments	1,361,005	7,830,876	2,462,484
Net cash provided by operating activities	1,411,898	8,149,399	2,868,819

(Continued)

ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	2011	2010	2009
Cash flows used in investing activities:
Purchase of available-for-sale fixed-maturity securities	$(10,131,213)	$(19,022,718)	$(6,819,565)
Purchase of held-to-maturity fixed-maturity securities	—	—	(1,349,587)
Purchase of available-for-sale equity securities	(68)	(15,855)	(123,298)
Purchase of derivative securities	—	—	(75,431)
Purchase of real estate	(4,350)	(5,644)	(4,679)
Funding of mortgage loans on real estate	(955,786)	(206,149)	(844,400)
Sale and other redemptions of fixed-maturity securities	5,765,352	8,158,499	3,336,010
Matured fixed-maturity securities	464,602	348,992	163,829
Sale of equity securities	4,884	63,706	83,927
Sale of derivative securities	635,174	204,459	211,443
Sale of real estate	316,183	32,000	10,443
Net change in securities lending	1,531,308	11,886	—
Repayment of mortgage loans on real estate	319,904	318,073	99,699
Net change in short-term securities	72,185	464,408	873,912
Purchase of home office property and equipment	(2,737)	(4,832)	(3,468)
Purchase of interest in equity method investees	(1,754)	(4,600)	—
Change in loan to affiliate	25,932	32,094	37,555
Options purchased, net	(404,109)	(16,585)	(78,767)
Other, net	4,023	(1,390)	973
Net cash used in investing activities	(2,360,470)	(9,643,656)	(4,481,404)
Cash flows provided by financing activities:
Policyholders’ deposits to account balances	6,812,260	7,345,025	6,520,884
Policyholders’ withdrawals from account balances	(5,644,985)	(5,069,077)	(5,425,644)
Policyholders’ net transfers between account balances	293,032	203,724	341,085
Change in amounts drawn in excess of bank balances	24,762	59,047	(48,562)
Capital contribution from parent company	—	—	1,500,000
Payment received on loan to parent company	53,976	49,826	46,966
Change in mortgage notes payable	(5,955)	(5,636)	(5,333)
Net cash provided by financing activities	1,533,090	2,582,909	2,929,396
Net change in cash and cash equivalents	584,518	1,088,652	1,316,811
Cash and cash equivalents at beginning of year	2,579,566	1,490,914	174,103
Cash and cash equivalents at end of year	$3,164,084	$2,579,566	$1,490,914
See accompanying notes to consolidated financial statements.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(1)	Organization

Allianz Life Insurance Company of North America is a wholly owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), a European company incorporated in Germany. Allianz Life Insurance Company of North America and its wholly owned subsidiaries are referred to as the Company.

The Company is a life insurance company licensed to sell annuity, group accident and health, and group and individual life policies in the United States, Canada, and several U.S. territories. Based on 2011 statutory net premium written, 97%, 2%, and 1% of the Company’s business is annuity, life insurance, and accident and health, respectively. The annuity business comprises fixed-indexed, variable, and fixed interest annuities representing 62%, 37%, and 1% of 2011 statutory net premium written, respectively. Life business comprises both traditional and group life. Life business includes products with guaranteed premiums and benefits and consists principally of universal life policies, term insurance policies, limited payment contracts, and certain annuity products with life contingencies. Accident and health business primarily comprises long-term care (LTC) insurance. During 2009, the Company discontinued selling LTC products. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), which vary in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The accounts of the Company’s primary subsidiary, Allianz Life Insurance Company of New York, and other less significant subsidiaries have been consolidated. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used in the Consolidated Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business

Investment products consist primarily of fixed, variable, and deferred annuity products. Premium receipts are reported as deposits to the contractholders’ accounts. Policy fees on the Consolidated Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

life insurance. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned premiums, which include unearned revenue reserves (URR), and are recognized in operations over the period benefited using the same assumptions and factors used to amortize capitalized acquisition costs. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Derivatives embedded in fixed-indexed, variable products, and certain life products are recorded at fair value and changes in value are included in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations. Benefits consist of interest credited to contractholders’ accounts and claims incurred in excess of the contractholders’ account balance and are included in net interest credited to account values and policyholder benefits, respectively, on the Consolidated Statements of Operations.

(d)	Life and Accident and Health Insurance

Premiums on traditional life products are recognized as earned when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by establishing provisions for future policy benefits and deferring and amortizing related acquisition costs.

Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Goodwill

Goodwill is the excess of the amount paid to acquire a company over the fair value of its tangible net assets, value of business acquired (VOBA), other identifiable intangible assets, and valuation adjustments (such as impairments), if any. Goodwill is reported in other assets on the Consolidated Balance Sheets.

Goodwill is evaluated annually for impairment at the reporting unit level. Goodwill of a reporting unit is also tested for impairment on an interim basis if a triggering event occurs, such as a significant adverse change in the business climate or a decision to sell or dispose of a business unit. The goodwill impairment test follows a two-step process as defined in the Intangibles – Goodwill and Other Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (Codification). In the first step, the fair value of a reporting unit is compared with its carrying value. This process requires judgments and assumptions to be made to determine the fair value of the reporting units, including the method used to determine fair value, discount rates, expected levels of cash flows, and expected revenues and earnings. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit goodwill exceeds the implied goodwill value, an impairment

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

loss would be recognized in an amount equal to that excess. The carrying value will be reduced to its fair value with a corresponding charge to operations.

(f)	Value of Business Acquired and Other Intangible Assets

The value of insurance in-force purchased is recorded as the VOBA and is reported in other assets on the Consolidated Balance Sheets. The initial value was determined by an actuarial study using the present value of future profits in calculating the value of the insurance purchased. An accrual of interest is added to the unamortized balance using the rates credited to the policyholder accounts. The balance is amortized in relation to the present value of expected future gross profits in the same manner as deferred acquisition costs (DAC). The amortization period is expected to be approximately 20 years from the date the business was acquired; however, the Company continually monitors this assumption. If estimated gross profits differ from expectations, the amortization of VOBA is adjusted on a retrospective or prospective basis, as appropriate.

Adjustments to VOBA are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow VOBA). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

The recoverability of VOBA is evaluated annually, or earlier if factors warrant, based on estimates of future earnings related to the insurance in-force purchased. If the existing insurance liabilities, together with the present value of future net cash flows from the blocks of business acquired, are not sufficient to recover VOBA, the difference, if any, is charged to expense through general and administrative expenses within the Consolidated Statements of Operations.

Intangible assets are identified by the Company in accordance with the Intangibles – Goodwill and Other Topic of the Codification, which requires an identifiable intangible asset to be recognized apart from goodwill when it arises from contractual or legal rights or it is capable of being separated and valued when sold, transferred, licensed, rented, or exchanged. The Company determines the useful life and amortization period for each intangible asset identified at acquisition, and continually monitors these assumptions. An intangible asset with a determinable life is amortized over that period, while an intangible asset with an indefinite useful life is not amortized.

The Company’s intangible assets include trademarks, agent lists, and noncompete agreements that were acquired as a result of the Company’s ownership in field marketing organizations, and are reported in other assets on the Consolidated Balance Sheets. These intangible assets were assigned values using the present value of projected future cash flows and are generally amortized over five years using the straight-line method. Also included in the Company’s intangible assets are the tradename and service mark of a broker-dealer acquired during 2005, and state insurance licenses acquired in 2007. The tradename, service mark, and state insurance licenses were valued using the projected present value of estimated future cash flows and were determined to have an indefinite useful life.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Recoverability of the value of the amortizing intangible assets is assessed under impairment and disposal sections of the Property, Plant, and Equipment Topic of the Codification, which states that long-lived assets shall be tested for recoverability whenever events or changes in circumstances indicate the carrying amount may not be recoverable.

Recoverability of the value of the nonamortizing intangible assets is assessed under the Intangibles – Goodwill and Other Topic of the Codification, which states that nonamortizing intangible assets shall be tested for recoverability annually or earlier if events or changes in circumstances indicate the carrying amount may not be recoverable.

(g)	Deferred Acquisition Costs

Acquisition costs, consisting of commissions and other costs that vary with and are primarily related to production of new business, are deferred to the extent recoverable from future policy revenues and gross profits. For interest-sensitive products and variable annuity contracts, acquisition costs are amortized in relation to the present value of expected future gross profits from investment margins and mortality, morbidity, and expense charges. Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves. DAC is reviewed for recoverability, at least annually, and adjusted when necessary. Recoverability is evaluated separately for fixed annuities, variable annuities, and life insurance products. Evaluating recoverability is a two-step process where current policy year issues are evaluated, and then in-force policies are evaluated. Before assessing recoverability, DAC is capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking). In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may lower the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially,

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively in change in DAC, net on the Consolidated Statements of Operations.

Adjustments may also be made to the estimated gross profits related to DAC that correspond to deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and trading gains and losses. Management action may include assumption changes in the DAC models, such as adjustments to expected future gross profits used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment-grade items that were purchased with other yield considerations. See further discussion of DAC unlocking in note 9.

The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a modification in product benefits, features, rights, or coverages that occurs by the exchange of an insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. If the modification substantially changes the contract, the remaining DAC on the original contract are immediately expensed and any new DAC on the replacement contract are deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

(h)	Deferred Sales Inducements

Sales inducements are product features that enhance the investment yield to the contractholder on the contract. The Company offers two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred as paid or credited to contractholders and life sales inducements are deferred and recognized as part of the liability for policy benefits. Deferred sales inducements (DSI) are reported in other assets in the Consolidated Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization are recorded in policyholder benefits on the Consolidated Statements of Operations.

Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DSI). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Adjustments may also be made to DSI related to deferred annuities for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and trading gains and losses. Management action may include assumption changes in the DSI models, such as adjustments to expected future gross profits used, as well as policyholder changes, such as credited rate changes. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment grade items that were purchased with other yield considerations.

(i)	Account Balances and Future Policy Benefit Reserves

Policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities, are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts – one part representing the value of the underlying base contract (host contract) and the second part representing the fair value of the expected index benefit over the life of the contract. The host contract is valued using principles consistent with similar deferred annuity contracts without an index benefit. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

Certain two-tier fixed annuity products provide additional benefits payable upon annuitization for period-certain and life-contingent payout options. An additional annuitization reserve is accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued for using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

Future policy benefit reserves on traditional life products are computed by the net level premium method based upon estimated future investment yield, mortality, and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 3.0% to 6.0%.

Future policy benefit reserves on LTC products are computed using a net level reserve method. Reserves are determined as the excess of the present value of future benefits over the present value

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

of future net premiums and are based on best estimate assumptions for morbidity, mortality, lapse, and interest with provisions for adverse deviation. Most LTC reserve interest assumptions range from 5.0% to 6.0%.

(j)	Policy and Contract Claims

Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.

(k)	Reinsurance

The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in premiums and policy fees, ceded, and benefit recoveries, respectively, on the Consolidated Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Account balances and future policy benefit reserves, and policy and contract claims covered under reinsurance contracts are recorded in reinsurance recoverables and receivables on the Consolidated Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as receivables on the Consolidated Balance Sheets. Reinsurance recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business are recorded as a reinsurance payable, and are included in other liabilities on the Consolidated Balance Sheets.

A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in other liabilities on the Consolidated Balance Sheets. Such gains are amortized into operations over either the revenue-producing period or the claims run-off period, as appropriate, of the related reinsured policies. These amortized gains are recorded in other revenue on the Consolidated Statements of Operations.

(l)	Investments

The Company classifies certain fixed-maturity and equity securities as “available-for-sale.” Accordingly, the securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income in stockholder’s equity, net of tax and related adjustments to DAC, DSI, VOBA, and reserves (commonly referred to as shadow adjustments). The adjustments to DAC, DSI, and VOBA represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. The adjustment to reserves represents the increase or decrease in the reserve balance that

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

would have been required as a charge or credit to operations had such unrealized amounts been realized.

The Company has portfolios of certain fixed-maturity and equity securities classified as “trading,” and accordingly, the securities are carried at fair value, and related unrealized gains and losses are reflected as realized investment gains, net, within the Consolidated Statements of Operations. The primary trading portfolio was liquidated in 2010. The Company has other trading portfolios that are actively managed. The primary trading portfolio was used to attempt to match the change in value associated with embedded derivative liabilities related to fixed-indexed annuities. The Company determined this match was not effective due to credit-related factors impacting the value of the securities in this trading portfolio.

The Company has portfolios of certain fixed-maturity securities classified as “held-to-maturity,” and accordingly, the securities are carried at amortized cost on the Consolidated Balance Sheets. The Company has the intent and ability to hold such securities to maturity.

In accordance with its investment policy, the Company invests primarily in high-grade marketable securities. Dividends are accrued on the date they are declared and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method.

The Company utilizes derivatives within certain actively managed investment portfolios. Within these portfolios, derivatives can be used for hedging, replication, and income generation only. The financial instruments are valued and carried at fair value and the unrealized gains and losses on the derivatives are reflected in derivative (loss) income within the Consolidated Statements of Operations.

To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in fair value or cash flow of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking each hedge transaction. The documentation process includes linking derivatives that are designated as cash flow hedges to specific assets or liabilities on the Consolidated Balance Sheets and defining the effectiveness and ineffectiveness testing methods to be used. The Company also formally assesses both at the hedge’s inception and ongoing on a quarterly basis, whether the derivatives that are used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in fair values or cash flows of hedged items.

Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge effectiveness is measured using the dollar offset method. The dollar offset method compares changes in cash flows of the hedging instrument with changes in the cash flows of the hedged item attributable to the hedged risk. Random changes in interest rate movements are assumed. Related changes in the cash flows of the hedging instrument are expected to offset the changes in the cash

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

flows of the hedged item as the notional/par amounts, reset dates, interest rate indices, and business day conventions are the same for both the bond and the swap. The cumulative amount of unrealized gains and losses of the hedging instrument is recognized in accumulated other comprehensive income, net of tax on the Consolidated Balance Sheets. The ineffective portion of the change in the fair value of the hedging instrument is recognized in derivative (loss) income in the Consolidated Statements of Operations.

Mortgage-backed securities and structured securities are amortized using among others, anticipated prepayments. Prepayment assumptions for loan-backed securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. For all structured securities except for Collateralized Debt Obligations (CDOs), when estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments using the retrospective method. Any resulting adjustment is included in interest and similar income, net on the Consolidated Statements of Operations. For CDOs, when adjustments are anticipated for prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method as required by the Beneficial Interests in Securitized Financial Assets Topic of the Codification.

Mortgage loans on real estate are reflected at unpaid principal balances adjusted for an allowance for uncollectible balances. Interest on mortgage loans is accrued on a monthly basis and recorded in interest and similar income, net on the Consolidated Statements of Operations. The Company analyzes loan impairment at least annually when assessing the adequacy of the allowance for uncollectible balances. The Company evaluates the mortgage loan reserve to ensure that the estimate is based on the most recent available industry default and loss studies and historical default rates for the Company as compared with default rates for the industry group. The Company also takes into consideration recent trends in the Company’s loan portfolio and information on current loans, such as loan-to-value ratios and balloon payments, which could impact a loan’s credit quality. The Company does not accrue interest on impaired loans and accounts for interest income on such loans on a cash basis. The Company’s intent is to hold mortgage loans until paid in full.

Short-term securities are carried at amortized cost, which approximates fair value. Policy loans, which are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value. Loans to affiliates are carried at cost, and interest is accrued monthly, with payments received semiannually. Real estate consists of building and land and is carried at cost less accumulated depreciation. The buildings are amortized over 39 years at acquisition, and improvements and additions are depreciated using the straight-line method over the remaining life of the real estate. Forward commitments are carried at fair value.

The fair value of fixed-maturity securities and equity securities is obtained from third-party pricing sources whenever possible, except for short-term securities that are priced at amortized cost. Prices obtained from third-party pricing sources are analytically reviewed by the Company’s portfolio

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

custodian for reasonableness. An Independent Price Verification (IPV) process ensures security pricing is obtained from a third-party source other than the sources used by the investment managers. The IPV process supports the reasonableness of price overrides and challenges by the investment managers and reviews pricing for appropriateness. Results of the IPV are reviewed by the Company’s Pricing Committee.

During 2011, the Company acquired a portfolio of assets as part of the liquidation of a CDO investment. A portion of these acquired assets have deteriorated credit quality and are recorded as acquired loans on the Consolidated Balance Sheets. Acquired loans are initially recorded at fair value, and changes in expected cash flows are recorded as adjustments to accretable yield, to the carrying amount, or both. Fair values are obtained using a combination of third-party vendors, cash flow modeling, and matrix pricing. Accretable yield refers to the amount of undiscounted cash flows expected in excess of the carrying amount. This amount is converted into a rate and accreted into interest and similar income, net on the Consolidated Statements of Operations. Interest is recorded as received on certain acquired loans that do not have reasonably estimable cash flows.

Realized gains and losses are computed based on the sale lots with the highest cost basis on the trade date. Those lots are sold first. The Company adjusts DAC, DSI, VOBA, and reserves for unrealized gains and losses on available-for-sale investments that support policyholder liabilities. Changes in the fair value of available-for-sale investments are reflected as a direct charge or credit to accumulated other comprehensive income, net of tax on the Consolidated Balance Sheets, net of related adjustments for DAC, DSI, VOBA, and deferred taxes that would have been recorded if these investments had been sold as of the balance sheet dates. Changes in the fair value of trading investments are recorded as realized investment gains, net on the Consolidated Statements of Operations.

The Company reviews the available-for-sale and held-to-maturity investment portfolios to determine whether or not declines in fair value are other than temporary. The Company continues to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed income securities are considered other-than-temporarily impaired. In addition, the Investments – Debt and Equity Securities Topic of the Codification requires that the Company evaluate other-than-temporary impairments on available-for-sale and held-to-maturity fixed-maturity securities based on additional factors. Specifically, declines in value resulting from changes in risk-free interest rates must also be considered.

When the fair value of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not: (i) it has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its investment managers have an intent to sell a security or a group of securities. Additionally, the Company performs a cash flow projection for several years into the future to determine whether cash needs would require the sale of

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

any securities. If either of these conditions is met, the Company must recognize an other-than-temporary impairment for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria, and the Company does not expect to recover a security’s amortized cost basis, the security is considered other-than temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an other-than-temporary impairment and is recognized in realized investment gains, net on the Consolidated Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income, net of impacts to DAC, DSI, VOBA, reserves, and deferred income taxes. For available-for-sale and held-to-maturity securities that have recognized an other-than-temporary impairment through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included in accumulated other comprehensive income, included as a separate component in the Consolidated Statements of Comprehensive Income.

The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security, (b) changes in the financial condition, credit rating, and near-term prospects of the issuer, (c) whether the issuer is current on contractually obligated interest and principal payments, (d) changes in the financial condition of the security’s underlying collateral, if any, and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for corporate bonds to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates. For structured securities, the Company selects a probability-weighted or best estimate cash flow model depending on the specifics of the individual security and the information available to measure the expected cash flows of the underlying collateral. In the event that sufficient information is not available to measure the expected cash flows of a structured security in a timely manner due to a lack of available information on the valuation date, the entire decline in fair value is considered to be related to credit loss.

The Company provides a supplemental disclosure on its Consolidated Statements of Operations that presents the total other-than-temporary impairment losses recognized during the period less the portion of other-than-temporary impairment losses recognized in other comprehensive income to equal the credit-related portion of other-than-temporary impairments that were recognized in earnings during the period. The portion of other-than-temporary losses recognized in other comprehensive income includes the portion of other-than-temporary impairment losses related to factors other than credit recognized during the period, offset by reclassifications of

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

other-than-temporary impairment losses previously determined to be related to factors other than credit that are determined to be credit related in the current period. The amount presented in the supplemental disclosure on the Consolidated Statements of Operations as the portion of other-than-temporary losses recognized in other comprehensive income excludes subsequent increases and decreases in the fair value of these securities.

The Company views equity securities that have a fair value of at least 20% below average cost at the end of a quarter or are in an unrealized loss position for nine consecutive months as other-than-temporarily impaired. However, other factors, including market analysis, current events, recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time, are also used to determine whether equity securities are considered other-than-temporarily impaired and may result in an equity security being impaired. All previously impaired equity securities will incur additional other-than-temporary impairments should the fair value fall below the book value.

Impairments in the value of securities held by the Company, considered to be other-than-temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Consolidated Statements of Operations. The Company adjusts DAC, DSI, and VOBA for impairments on securities, as discussed in their respective sections of this note.

(m)	Option and Futures Contracts

The Company provides additional benefits through certain life and annuity products, which are linked to the fluctuation of various U.S. and international stock market indices. In addition, certain variable annuity contracts provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an appropriate underlying index with similar characteristics with the objective to economically hedge these risks. The Company uses exchange-traded futures contracts with the objective to increase the effectiveness of the economic hedge. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If persistency assumptions were to deviate significantly from anticipated rates, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.

The OTC option contracts and ETO contracts are reported at fair value as derivatives on the Consolidated Balance Sheets. The fair value of the OTCs is derived internally and deemed by management to be reasonable. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETOs is based on quoted market prices. The liability for the benefits is reported in account balances and future policy benefit reserves on the Consolidated Balance Sheets. Changes in unrealized gains and losses on the option contracts are recorded in derivative (loss) income on the Consolidated Statements of Operations. Incremental gains and losses from expiring options are included in derivative (loss) income on the Consolidated Statements of Operations.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded on the Consolidated Balance Sheets. Gains and/or losses on futures contracts are included in derivative (loss) income on the Consolidated Statements of Operations.

(n)	Interest Rate Swaps and Total Return Swaps

The Company invests in interest rate swaps and total return swaps (TRS) through an actively managed investment portfolio. These derivatives are used to hedge cash flows and market risks embedded in certain annuities. The interest rate swaps and TRS are reported at fair value as derivatives on the Consolidated Balance Sheets. The fair value of the interest rate swaps is derived using a third-party vendor software program and deemed by management to be reasonable. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded in derivative (loss) income on the Consolidated Statements of Operations.

(o)	Securities Lending

The Company accounts for its securities lending transactions as secured borrowings, in which the collateral received and the related obligation to return the collateral are recorded on the Consolidated Balance Sheets as cash and cash equivalents, and other liabilities, respectively. Securities on loan remain on the Consolidated Balance Sheets, and interest and dividend income earned by the Company on loaned securities is recognized in interest and similar income, net on the Consolidated Statements of Operations.

The Company participates in restricted securities lending arrangements whereby specific securities are loaned to other institutions. The collateral is defined by the agreement to be cash and cash equivalents. The Company began participating in unrestricted arrangements whereby the Company may use collateral for general purposes. For securities lending agreements, Company policies require a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral. The Company had market value of securities on loan of $1,506,042 and $11,550, in fixed-maturity securities, at fair value on the Consolidated Balance Sheets, and held collateral in the amounts of $1,543,194 and $11,886, in cash and cash equivalents on the Consolidated Balance Sheets as of December 31, 2011 and 2010, respectively.

(p)	Receivables

Receivable balances (contractual amount less allowance for doubtful accounts) approximate estimated fair values, which are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and allowances for doubtful accounts are maintained based on the nature of the receivable, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(q)	Home Office Property and Equipment

Home office property consists of buildings and land, and equipment consists of furniture, office equipment, leasehold improvements, and computer hardware. They are reported at cost, net of accumulated depreciation, in other assets on the Consolidated Balance Sheets. Major upgrades and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives (3 – 7 years, depending on the asset) of depreciable assets using the straight-line method. The cost and accumulated depreciation for home office property and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in general and administrative expenses on the Consolidated Statements of Operations. The property and equipment balance was $155,168, net of accumulated depreciation of $97,819 as of December 31, 2011, and $161,256, net of accumulated depreciation of $91,923 as of December 31, 2010.

Preoperating and start-up costs incurred in connection with the construction of the Company’s headquarters were capitalized until the facility became operational. Interest was also capitalized in connection with the construction and recorded as part of the asset. These costs are being amortized, using the straight-line method, over a 39-year period. The amounts of capitalized costs amortized, including interest, during 2011, 2010, and 2009 were $2,275, $2,275, and $2,275, respectively. An addition to the Company’s headquarters was put into operation in 2006, resulting in amortization of $2,104, $2,104, and $2,104 for the years ended December 31, 2011, 2010, and 2009, respectively.

(r)	Income Taxes

The Company and its subsidiaries, with the exception of Allianz Life and Annuity Company (ALAC), file a consolidated federal income tax return with AZOA and all of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations and then reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, each of its insurance subsidiaries except ALAC, and Questar Capital Corporation (Questar) generally will be paid for the tax benefit on their losses and any other tax attributes to the extent they could have obtained a benefit against their post-1990 separate return tax liability.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Consolidated Balance Sheets. Any such change could significantly affect the amounts reported on the Consolidated Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.

The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences will not reverse over time (see further discussion in note 15).

(s)	Stockholder’s Equity, Loan to Parent Company

The Company entered into an agreement during 2002 to lend AZOA $250,000 (see further discussion in note 16). This agreement was executed in close proximity to a capital contribution from AZOA of $650,000 in the form of preferred stock of an affiliate. The unamortized loan balance is recorded as contra equity in accordance with the Equity Topic of the Codification.

(t)	Stockholder’s Equity, Accumulated Unrealized Foreign Currency

Foreign currency translation adjustments are related to the conversion of foreign currency upon the consolidation of a foreign subsidiary (see further discussion in note 21). The net assets of the Company’s foreign operations are translated into U.S. dollars using exchange rates in effect at each year-end. Translation adjustments arising from differences in exchange rates from period to period are included in the foreign currency translation adjustments, net of tax reported as a separate component of comprehensive income on the Consolidated Statements of Comprehensive Income.

(u)	Separate Accounts and Annuity Product Guarantees

The Company issues variable annuity and life contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contractholder interests in separate accounts, which are offset by changes in contractholder liabilities. The Company also issues variable annuity and life contracts through its separate accounts where the Company provides certain contractual guarantees to the contractholder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). These guarantees provide for benefits that are payable to the contractholder in the event of death, annuitization, or at specified dates during the accumulation period.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contractholders. Each fund has specific investment objectives and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets and liabilities are reported as summary totals on the Consolidated Balance Sheets. Amounts charged to the contractholders for mortality and contract maintenance are included in policy fees on the Consolidated Statements of Operations. Administrative and other services are included in fee and commission revenue on the Consolidated Statements of Operations. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Codification and are included in policyholder benefits on the Consolidated Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations.

The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contractholder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contractholder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current guaranteed value amount that would be added to the contracts less the current contractholder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contractholder account value.

The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments.

•	Reset – Provides the greater of a return of premium death benefit or the most recent five-year anniversary account value (prior to age 81), adjusted for withdrawals.

•
Ratchet – Provides the greater of a return of premium death benefit or the highest specified anniversary account value (prior to age 81), adjusted for withdrawals. Currently, there are three versions of ratchet, with the difference based on the definition of anniversary: quarterly – evaluated quarterly, annual – evaluated annually, and six-year – evaluated every sixth year.

•
Rollup – Provides the greater of a return of premium death benefit or premiums adjusted for withdrawals accumulated with a compound interest rate. There are two variations of rollup interest rates: 5% with no cap and 3% with a cap of 150% of premium. This GMDB locks in at age 81.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

•
Earnings Protection Rider – Provides the greater of a return of premium death benefit or a death benefit equal to the contract value plus a specified percentage of the earnings on the contract at the date of death.

The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value. The GMIB features are:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract less any partial withdrawals and assessments.

•	Ratchet – Provides an annuitization value equal to the greater of account value, net premiums, or the highest one-year anniversary account value (prior to age 81), adjusted for withdrawals.

•
Rollup – Provides an annuitization value equal to the greater of account value and premiums adjusted for withdrawals accumulated with a compound interest rate, which is subject to a cap for certain interest rates and products.

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to policyholder benefits on the Consolidated Statements of Operations if actual experience or other evidence suggests that earlier assumptions should be revised.

The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2011 and 2010:

•	100 stochastically generated investment performance scenarios.

•	Mean investment performance assumption of 7.6% and 8.0% in 2011 and 2010, respectively.

•	Volatility assumption of 13.7%.

•	Mortality assumption of 97.3% and 98.0% of the Annuity 2000 Mortality Table for all Vision products in 2011 and 2010, respectively, and 50% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

•	Discount rates vary by contract type and equal an assumed long-term investment return (7.6%), less the applicable mortality and expense rate.

•	GMIB contracts only – dynamic lapse assumption. For example, if the contract is projected to have a large additional benefit, then it becomes less likely to lapse.

The GMAB is a living benefit that provides the contractholder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contractholder’s selection at issue, this value may be either a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contractholder also has the option to reset this benefit.

The GMWB is a living benefit that provides the contractholder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (capped at twice the total purchase payments).

The GMAB and GMWB liabilities are determined each period as the difference between expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contraliability). The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised. Products featuring GMWB benefits were first issued in 2007. In the calendar year that a product launches, the reserves are set to zero, until the policy’s first anniversary date.

The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2011 and 2010:

•	1000 stochastically generated investment performance scenarios.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

•	Market volatility assumption varies by fund type and grades from a current volatility number to a long-term assumption over four years as shown below:

2011		Long-term
	Current	forward
Fund index type	volatility	volatility
Large cap	27.0%	19.0
Bond	3.4	4.1
International	31.7	24.6
Small cap	35.3	20.5
Cash	—	—

2010		Long-term
	Current	forward
Fund index type	volatility	volatility
Large cap	21.2%	19.0
Bond	3.4	4.7
International	24.3	25.0
Small cap	27.7	20.1
Cash	—	—

•	Mortality assumption of 97.3% and 98.0% of the Annuity 2000 Mortality Table for all Vision products in 2011 and 2010, respectively, and 50% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

•	Discount rates equal to current month’s U.S. Treasury rates plus a company specific spread.

The Company issues fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited, because the contractholder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

(v)	Permitted Statutory Accounting Practices

The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis prescribed or permitted by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company currently has a permitted practice in effect in 2011, which allows interest rate swaps to be accounted for using hedge accounting. This permitted practice does not significantly impact statutory capital and surplus or regulatory risk-based capital requirements.

(w)	Recently Issued Accounting Pronouncements – Adopted

In December 2010, the FASB issued guidance to address diversity in practice about interpretation of the pro forma revenue and earnings disclosure for business combinations. The guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The guidance is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Adoption of this disclosure guidance had no financial impact on the Company’s Consolidated Financial Statements.

In December 2010, the FASB issued an amendment to modify step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For such reporting units, an entity is required to perform step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The guidance is effective for years beginning after December 15, 2010. The Company adopted this guidance on January 1, 2011, and there was no impact on the Company’s Consolidated Financial Statements.

In July 2010, the FASB issued guidance, which increases disclosures that entities must make about the credit quality of financing receivables and the allowance for credit losses. A finance receivable is defined as a contractual right to receive money on demand or on fixed or determinable dates that is recognized as an asset in the entity’s Consolidated Balance Sheets. Entities will be required to provide disclosures for both the finance receivables and related allowance for credit losses at disaggregated levels. The level of disaggregation will be determined by the portfolio segment and class of a financing receivable. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. Classes of financing receivables generally are a disaggregation of a portfolio segment. Additional guidance is provided to determine the appropriate level of disaggregation. The disclosures as of the end of a reporting period are effective for interim and annual periods ending on or after December 15, 2010. The disclosures about the activity that occurs during a reporting period are effective for interim and annual periods beginning on or after December 15, 2010. In January 2011, the FASB deferred the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

effective date of disclosures about troubled debt restructurings included in this guidance. The Company included the disclosures as of December 31, 2011 and 2010 in note 6. There was no financial impact on the Company’s Consolidated Financial Statements as this relates to disclosures only.

In April 2010, the FASB issued guidance clarifying how investments held through separate accounts affect an insurer’s consolidation analysis of those investments. An insurance enterprise should not consider any separate account interests in an investment held for the benefit of policy holders to be the insurer’s own interests. Accordingly, the insurer should not combine those interests with its general account interest in the same investment when assessing the investment for consolidation unless the separate account investments are held by a related party. This clarification also provides guidance on how an insurer should consolidate an investment fund in situations in which the insurer concludes that consolidation is required. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. The Company adopted this guidance on January 1, 2011, and there was no impact on the Company’s Consolidated Financial Statements.

In March 2010, the FASB issued changes to the scope exception guidance for credit derivatives within the Derivatives and Hedging Topic of the Codification. The update nullified part of the previous scope exception, which excluded from consideration as an embedded derivative those items that represent the assets or liabilities that are held by the issuing entity, and clarifies that only credit risk in the form of subordination of one financial instrument to another shall not be considered an embedded derivative under this topic. On the date of adoption, the reporting entity must assess each preexisting contract that was acquired, issued, or subject to a remeasurement event to determine whether any contract contains one or more embedded credit derivative features that no longer qualify for the scope exception or whether any contract contains embedded derivative features that have previously been bifurcated and accounted for separately but now qualify for the scope exception. If separate accounting is required, the carrying amount of the host contract at adoption shall be based on a pro forma bifurcation as of the inception of the hybrid contract and the host contract’s subsequent accounting to the date of adoption. At adoption, any difference between the total carrying amount of the individual components of the newly bifurcated hybrid instrument and the carrying amount of the hybrid instrument before bifurcation shall be recognized as a cumulative-effect adjustment to beginning retained earnings for the period of adoption. This guidance is effective the first day of the fiscal quarter following June 15, 2010. The Company adopted the guidance as of December 31, 2010, and recorded a cumulative effect decrease to held-to-maturity fixed-maturity securities and an increase to the opening balance of retained earnings of $1,658.

In January 2010, FASB updated guidance within the Fair Value Measurements and Disclosures Topic of the Codification. The guidance requires additional disclosures for the transfers in and out of Level 1 and Level 2 fair value measurements as well as more detailed disclosures regarding purchases, sales, issuances, and settlements in the rollforward of Level 3 fair values. The guidance also clarifies existing disclosures and suggests that an entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

within a line item in the statement of financial position. An entity needs to use judgment in determining the appropriate classes of assets and liabilities. An entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The guidance is effective for fiscal years beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward, which is required for annual reporting periods beginning after December 15, 2010. The Company adopted this guidance as of December 31, 2010, except for the gross presentation of the Level 3 rollforward, which was adopted as of January 1, 2011, and there was no financial impact on the Company’s Consolidated Financial Statements as it relates to disclosures only.

In August 2009, the FASB issued guidance on the measurement of liabilities at fair value within the Fair Value Measurements and Disclosure Topic of the Codification. The guidance provides clarification for measuring liabilities at fair value when a quoted price in an active market is not available. In such circumstances, the valuation technique should be applied that uses either the quote of the liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique consistent with existing fair value measurement guidance. The guidance is effective for the first reporting period after issuance of the guidance. The Company adopted this guidance on January 1, 2010, and there was no material impact on the Company’s Consolidated Financial Statements.

In June 2009, FASB issued guidance within the Transfers and Servicing Topic of the Codification. The guidance clarifies that a transferor of a financial asset, an interest in a financial asset, or a group of financial assets, and all of the entities included in the transferor’s financial statements being presented must determine whether they have surrendered control over transferred financial assets. That determination must consider the transferor’s continuing involvement in the transferred financial asset, including all arrangements or agreements made contemporaneously with, or in contemplation of, the transfer, even if they were not entered into at the time of the transfer. The guidance eliminates the concept of a “qualifying special-purpose entity” and requires additional disclosures. The guidance is effective for annual reporting periods beginning after November 15, 2009. The Company adopted this guidance on January 1, 2010, and there was no material impact on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued guidance within the Consolidation Topic of the Codification to improve financial reporting by entities involved with variable interest entities (VIEs). The guidance requires an entity to perform an analysis to determine whether the entity’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance; and (2) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

VIE that most significantly impact the entity’s economic performance. The guidance is effective for annual reporting periods beginning after November 15, 2009. The Company adopted this guidance on January 1, 2010, and there was no material impact on the Company’s Consolidated Financial Statements.

In April 2009, the FASB issued guidance on the recognition and presentation of other-than- temporary impairments in debt securities within the Investments – Debt and Equity Securities Topic of the Codification. The guidance specifies that if an entity does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the debt security prior to recovery; the security would not be considered other-than-temporarily impaired unless there is a credit loss. If an entity either intends to sell or it is more likely than not it will be required to sell a debt security before recovery, the entire impairment must be recognized in earnings. If an entity neither intends to sell the security nor is it more likely than not that it will be required to sell the security but does not expect to recover the entire amortized cost basis, the impairment must be separated into two components: (1) the amount attributed to the credit loss, which must be recognized in earnings; and (2) all other amounts, which must be recognized in other comprehensive income. The standard requires presentation of both the credit and noncredit portions of other-than-temporary impairments. The guidance requires disclosures that provide an understanding of the types of debt and equity securities held, including investments in an unrealized loss position for which an other-than-temporary impairment has or has not been recognized. The standard is effective for interim and annual reporting periods ending after June 15, 2009. At the date of adoption, the portion of previously recognized other-than-temporary impairments that represents the noncredit related loss component shall be recognized as a cumulative effect of adoption with an adjustment to the opening balance of retained earnings and a corresponding adjustment to accumulated other comprehensive income. The Company adopted the standard as of January 1, 2009, and recorded a cumulative effect increase to the opening balance of retained earnings of $1,277,790, net of DAC and DSI amortization of $2,242,032 and $267,388, respectively, VOBA adjustment of $13,710, reserves of $(37,223), and deferred income taxes of $688,202, and a corresponding increase to accumulated other comprehensive income.

(x)	Recently Issued Accounting Pronouncements – To Be Adopted

In December 2011, the FASB issued guidance that amended the Disclosures about Offsetting Assets and Liabilities Topic in the Codification. The guidance requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Entities will disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. Also, the guidance requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The disclosures should be applied retrospectively for all comparative

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

periods presented. The guidance will have no financial impact on the Company’s Consolidated Financial Statements as it applies only to disclosures.

In September 2011, the FASB issued guidance that permits a reporting entity to make a qualitative assessment of whether it is more likely that a reporting unit’s fair value is more than its carrying amount before applying the two-step goodwill impairment test. In such a case, the two-step impairment test would be unnecessary. However, if an entity concludes otherwise, then it would first be required to perform the first step by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit, as currently required. If the carrying amount of the reporting unit exceeds its fair value, then the entity would be required to perform the second step of the goodwill impairment test to measure the amount of the impairment loss, if any. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the guidance to have a material financial impact on the Company’s Consolidated Financial Statements.

In July 2011, the FASB issued guidance that addresses how health insurers should recognize and classify in their income statements fees mandated by the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act (the Acts). The Acts impose an annual fee (not tax deductible) on health insurers for each calendar year beginning on or after January 1, 2014. The liability for the fee should be estimated and recorded in full once the entity provides qualifying health insurance in the calendar year with a corresponding deferred cost that is amortized to expense using a straight-line method of allocation unless another method better allocates the fee over the calendar year that it is payable. The guidance is effective for calendar years beginning after December 31, 2013, when the fee initially becomes effective. The Company does not expect the guidance to have a material financial impact on the Company’s Consolidated Financial Statements.

In July 2011, the FASB issued guidance requiring entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. The option to present items of other comprehensive income in the statement of changes in equity is eliminated. An entity is required to display each component of net income and each component of other comprehensive income under either alternative. In addition, under both alternatives, totals need to be displayed for comprehensive income and each of its two parts: net income and other comprehensive income. In December 2011, the FASB issued guidance to defer the requirement to present the components of reclassification of other comprehensive income on the face of the income statement. Reporting entities would still be required to adopt the other requirements contained in the guidance. The guidance should be applied retrospectively. It is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The guidance will have no financial impact on the Company’s Consolidated Financial Statements as it applies only to financial statement presentation.

In May 2011, the FASB amended guidance within the Fair Value Measurements and Disclosures Topic of the Codification. The amendments clarify FASB’s intent about the application of existing

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

fair value measurement and disclosure information. For example, the application of the highest and best use and valuation premise concepts may not be used for measuring the fair value of financial instruments. The concepts may still be applied to nonfinancial assets and nonfinancial liabilities. The amendments also include new disclosure requirements. For example, all transfers between Level 1 and Level 2 must be disclosed. Previously, only significant transfers required disclosure. The guidance is effective for interim and annual periods beginning on or after December 15, 2011. The Company does not expect the guidance to have a material financial impact on the Company’s Consolidated Financial Statements.

In April 2011, the FASB issued guidance intended to improve the guidance for repurchase agreements and other similar agreements. Specifically, the guidance modifies the criteria for determining when these transactions would be accounted for as financings (secured borrowings/lending agreements) as opposed to sales (purchases) with commitments to repurchase (resell). The guidance removes from the assessment of effective control the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default of the transferor. It also removes the related collateral maintenance implementation guidance related to that criterion. Other criteria applicable to the assessment are not changed. The guidance is effective prospectively for new transfers and existing transactions that are modified in the first interim or annual period beginning on or after December 15, 2011. The Company does not expect the guidance to have a material financial impact on the Company’s Consolidated Financial Statements.

In October 2010, the FASB issued guidance that will change the accounting for costs associated with acquiring or renewing insurance contracts. Specifically, the guidance will change the definition of acquisition costs eligible for deferral. The new definition is meant to reduce diversity in practice regarding the types of expenses treated as DAC in the insurance industry. The new DAC definition states that acquisition costs include only those incremental costs that are directly related to the successful acquisition of insurance contracts. An entity may defer incremental direct costs of contract acquisition that are incurred in transactions sold by independent third parties and incremental direct costs of contract acquisition that are incurred in transactions sold by employees. Additionally, an entity may capitalize as DAC only those advertising costs meeting the capitalization criteria for direct-response advertising. All other acquisition costs are to be charged to expense as incurred. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company will adopt this guidance prospectively as of January 1, 2012. The preliminary impacts have been analyzed and the Company does not expect the implementation to have a significant financial impact on the Consolidated Financial Statements.

(y)	Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

During 2011, the Company combined the balances of future policy benefit reserves and policy and contract account balances into a new line item titled account balances and future policy benefit reserves.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

During 2010, the Company reclassified market value liability option (MVLO) reserve changes related to DSI and the associated DSI capitalization from policy fees to policyholder benefits. There was no net impact to either line because the capitalization fully offsets the reserve change.

(z)	Immaterial Error Corrections

The Company made correcting adjustments to the historical financial statements as of and for the years ended December 31, 2010 and 2009. The Company does not believe the following adjustments are material to the financial statements for the respective reported periods.

In 2011, there was a correction related to an investment in a prepaid forward agreement that related to 2010 and 2009. The error was caused by misapplication of accounting policy. In 2007, when the prepaid forward agreement was entered, it was recorded as a structured security, as opposed to following the Company’s accounting policy to recognize the structure’s underlyings. Therefore, the appreciation of the reference portfolio was incorrectly recorded using an estimated yield based on the underlying assets, but did not incorporate changes in fair value of the underlying reference portfolio, nor recognize certain associated liabilities. Additionally, the underlying assets should have been recorded individually, and not as a single asset. The correction removed loans to nonaffiliates and recorded the underlyings as available-for-sale fixed-maturity securities, accrued interest income, derivative assets, preferred stock liability, and cash and cash equivalents. The correction resulted in an increase to net income of $8,115 and a decrease to net income of $4,083 in the Consolidated Statements of Operations for the years ended December 31, 2010 and 2009, respectively. The correction also resulted in a decrease to total other comprehensive income of $3,577 (net of tax of $1,926) and $6,659 (net of tax of $3,586) for the years ended December 31, 2010 and 2009, respectively. The correction also resulted in an increase to accumulated other comprehensive income of $5,432 (net of tax of $2,925), $9,009 (net of tax of $4,851), and $15,668 (net of tax of $8,437) as of December 31, 2010, 2009, and January 1, 2009, respectively. The correction also resulted in an increase to retained earnings of $21,543, 13,428, and $17,511 as of December 31, 2010, 2009, and January 1, 2009, respectively.

In 2011, 2010, and 2009, there were also corrections made related to assumptions and calculations within certain actuarial models related to 2010 and 2009. These corrections resulted in adjustments to DAC, DSI, account balances and future policy benefit reserves, and unearned premiums. The corrections resulted in a decrease to net income of $22,659 and an increase to net income of $63,443 in the Consolidated Statements of Operations for the years ended December 31, 2010 and 2009, respectively. The corrections also resulted in an increase to retained earnings of $20,851 and $43,510 and a decrease to retained earnings of $19,933 as of December 31, 2010, 2009, and January 1, 2009, respectively.

As a result of the errors described in the preceding two paragraphs, net income decreased $14,544 and increased $59,360 for the years ended December 31, 2010 and 2009, respectively. Total other comprehensive income decreased $3,577 (net of tax of $1,926) and $6,659 (net of tax of $3,586) for the years ended December 31, 2010 and 2009, respectively. Accumulated other comprehensive income increased $5,432 (net of tax of $2,925), $9,009 (net of tax of $4,851) and $15,668 (net of tax

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

of $8,437) as of December 31, 2010, 2009, and January 1, 2009, respectively. Retained earnings increased $42,394, $56,938, and decreased $2,422 as of December 31, 2010, 2009, and January 1, 2009, respectively. Net cash provided by operating activities decreased $6,994 and increased $3,149 for the years ended December 31, 2010 and 2009, respectively. Net cash used in investing activities decreased $20,050 and increased $14,814 for the years ended December 31, 2010 and 2009, respectively.

(3)	Risk Disclosures

The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:

(a)	Credit Risk

Credit risk is the risk that issuers of fixed rate and variable rate income securities, mortgages on commercial real estate, or transactions with other parties, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.

The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by management’s risk/return preferences, the economic and credit environment, and the relationship of credit risk in the asset portfolio to liabilities.

For derivative counterparties, the Company mitigates credit risk by establishing relationships with counterparties rated A- and higher. The Company has executed Credit Support Annexes (CSA) with all active counterparties and requires a CSA from all new counterparties added to the counterparty pool. The CSA agreement further limits credit risk by requiring counterparties to post collateral to a segregated account to cover the exposure.

(b)	Credit Concentration Risk

Credit concentration risk is the risk of increased exposure to major asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.

The Company’s Finance Committee, responsible for asset/liability management issues (ALM), recommends an investment policy to the Company’s Board of Directors (BOD). The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the policy and mandates at least annually.

To further mitigate this risk, internal concentration limits based on credit rating have been established and are monitored monthly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of Minnesota basket clause.

(c)	Liquidity Risk

Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in loss of realized value or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Market or Company conditions may preclude access to, or cause disruption of, outside sources of liquidity (e.g., through borrowing, affiliate advances, reinsurance, or securitization) upon which an insurance company typically relies in the normal course of business. Additionally, the Company may not be able to sell large blocks of assets at current market prices. Liquidity risk also arises from uncertain or unusual cash demands from catastrophic events.

The Company manages liquidity within the investment portfolio with ALM strategies and the management of cash requirements stemming from the Company’s derivative dynamic hedging activities. The Company has established cash limits, which are approved by the Company’s Risk Committee, and the Company monitors its cash position daily. The Company also sets target levels for the portfolio to invest in more liquid securities.

(d)	Interest Rate Risk

Interest rate risk is the risk that interest rates will change and cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins. This is also the risk that interest rates will change and cause an increase in the value of variable annuity guarantees.

The Company mitigates this risk by approximately matching the cash flow schedule of its assets with the expected payouts of its liabilities, both at inception and on an ongoing basis. Asset and liability matching models are used by the Company to mitigate interest rate risk due to the close relationship between its interest rate sensitive assets and liabilities. The Company considers both the maturity and duration of the asset portfolio as compared with the expected duration of the liability reserves. The Company also has an ALM strategy to align cash flows and duration. The Company limits interest rate risk on variable annuity guarantees through interest rate hedges.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(e)	Equity Market Risk

Equity market risk is the risk that movements in the equity markets will result in losses to assets held by the Company or that product features tied to equity markets will increase in value by more than held assets. The policy value of fixed-indexed annuity products increases based on the growth of market indexes. The Company economically hedge this exposure with a combination of OTC and exchange-traded derivatives.

In addition, equity risk is present in variable annuity products with guarantees, which provide a guaranteed level of payments irrespective of market movements. The Company has adopted an economic hedging program using derivative instruments to manage the delta/gamma (equity market) risk to provide for excess guarantee payments in those situations when the separate account assets are not sufficient to provide for them. Equity market risk is also partially mitigated by separate account fund allocation restrictions.

The Company regularly monitors the impact of equity stress scenarios on assets and liabilities.

(f)	Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contractholders.

The Company mitigates this risk by offering a broad range of annuity products and by operating throughout the United States. The Company actively monitors all market-related exposure and has members that participate in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation. The Company also believes it has defined suitability standards that are at least as rigorous as, and usually exceeding, the requirements of regulators.

(g)	Ratings Risk

Ratings risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed monthly. Stress tests are performed monthly to assess how rating agency capital adequacy models would be impacted by severe economic events.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(h)	Mortality Risk

Mortality risk is the risk that life expectancy assumptions used by the Company to price its life insurance business are too aggressive (i.e., insureds live shorter than expected lives). The Company mitigates this risk primarily through reinsurance, whereby the Company cedes a significant portion of its new and existing mortality risk to third parties. The Company also reviews its mortality assumptions at least annually, and reviews mortality experience periodically. This risk is also managed through the underwriting process.

(i)	Reinsurance Risk

Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management. The Company has established controls to mitigate reinsurance risk.

The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If thresholds are not met, counterparties are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies at least quarterly.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Management is of the opinion that no liability will accrue to the Company with respect to this contingency.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(4)	Investments

Fixed-Maturity and Equity Securities

At December 31, 2011 and 2010, the amortized cost or cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale and held-to-maturity securities are as shown in the following tables:

					Other-than-
					temporary in
					accumulated
	Amortized	Gross	Gross		other
	cost	unrealized	unrealized	Fair	comprehensive
	or cost	gains	losses	value	income (1)
2011:
Fixed-maturity securities,
available-for-sale:
U.S. government	$1,054,761	$139,352	$—	$1,194,113	$—
Agencies not backed by the
full faith and credit of the
U.S. government	725,416	108,413	—	833,829	—
States and political
subdivisions	3,044,039	429,069	36	3,473,072	—
Foreign government	434,950	46,101	—	481,051	—
Public utilities	4,597,886	793,836	5,151	5,386,571	1,612
Corporate securities	34,408,544	3,343,543	287,801	37,464,286	(331)
Mortgage-backed securities	14,636,723	1,303,594	86	15,940,231	—
Collateralized mortgage
obligations	17,294	2,498	—	19,792	—
Collateralized Debt Obligations	62,823	4,158	23	66,958	4,154
Securities held under
forward commitments	28,975	405	—	29,380	—
Total fixed-maturity
securities,
available-for-sale	59,011,411	6,170,969	293,097	64,889,283	5,435
Fixed-maturity securities,
held-to-maturity:
Corporate securities	137	25	—	162	—
Collateralized Debt Obligations	534,294	25,490	—	559,784	1,934
Total fixed-maturity
securities,
held-to-maturity	534,431	25,515	—	559,946	1,934
Total available-for-sale
and held-to-maturity
securities	$59,545,842	$6,196,484	$293,097	$65,449,229	$7,369

(1)
The amount represents the net unrealized gain or loss on other-than-temporarily impaired securities. It includes the portion of other-than-temporary impairment losses in accumulated other comprehensive income, which was not included in earnings under current accounting guidance.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

					Other-than-
					temporary in
					accumulated
	Amortized	Gross	Gross		other
	cost	unrealized	unrealized	Fair	comprehensive
	or cost	gains	losses	value	income (1)
2010:
Fixed-maturity securities,
available-for-sale:
U.S. government	$1,167,204	$48,939	$—	$1,216,143	$—
Agencies not backed by the
full faith and credit of the
U.S. government	422,144	4,738	13	426,869	—
States and political
subdivisions	2,753,079	21,836	103,224	2,671,691	—
Foreign government	495,238	16,974	2,651	509,561	—
Public utilities	5,138,794	385,300	34,360	5,489,734	1,718
Corporate securities	31,001,317	1,928,487	237,155	32,692,649	7,285
Mortgage-backed securities	13,736,682	918,653	8,139	14,647,196	—
Collateralized mortgage
obligations	19,934	2,229	120	22,043	—
Total fixed-maturity
securities,
available-for-sale	54,734,392	3,327,156	385,662	57,675,886	9,003
Fixed-maturity securities,
held-to-maturity:
Corporate securities	137	25	—	162	—
Collateralized Debt Obligations	1,005,968	91,845	—	1,097,813	39,424
Total fixed-maturity
securities,
held-to-maturity	1,006,105	91,870	—	1,097,975	39,424
Equity securities	5,043	220	—	5,263	—
Total available-for-sale
and held-to-maturity
securities	$55,745,540	$3,419,246	$385,662	$58,779,124	$48,427

(1)
The amount represents the net unrealized gain or loss on other-than-temporarily impaired securities. It includes the portion of other-than-temporary impairment losses in accumulated other comprehensive income, which was not included in earnings under current accounting guidance.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The net unrealized gains (losses) on available-for-sale securities and cash flow hedges consist of the following at December 31:

	2011	2010	2009
Available-for-sale securities:
Fixed maturity	$5,877,872	$2,941,494	$945,037
Equity	—	220	1,250
Cash flow hedges	4,964	23,654	19,640
Adjustments for:
DAC	(2,629,737)	(1,370,944)	(459,414)
DSI	(439,072)	(200,601)	(52,391)
VOBA	(20,431)	(22,561)	(14,672)
URR	87,708	94,060	35,146
Deferred taxes	(1,002,627)	(512,860)	(166,101)
Net unrealized gains	$1,878,677	$952,462	$308,495

The amortized cost and fair value of available-for-sale fixed-maturity securities at December 31, 2011, by contractual maturity, are shown below:

	Amortized
	cost	Fair value
Available-for-sale fixed-maturity securities:
Due in one year or less	$557,186	$564,116
Due after one year through five years	7,639,253	8,239,246
Due after five years through ten years	19,729,794	21,195,336
Due after ten years	16,431,161	18,930,562
Mortgage-backed securities and collateralized
mortgage obligations	14,654,017	15,960,023
Total available-for-sale fixed-maturity
securities	$59,011,411	$64,889,283

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The amortized cost and fair value of held-to-maturity fixed-maturity securities at December 31, 2011, by contractual maturity, are shown below:

	Amortized
	cost	Fair value
Held-to-maturity fixed-maturity securities:
Due after five years through ten years	$137	$162
Due after ten years	534,294	559,784
Total held-to-maturity fixed-maturity securities	$534,431	$559,946
Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost of fixed-maturity securities with rights to call or prepay without penalty is $21,015,667 as of December 31, 2011.

Proceeds from sales of available-for-sale and trading investments for the years ended December 31 are presented in the following table:

	2011	2010	2009
Available-for-sale:
Fixed-maturity securities:
Proceeds from sales	$3,652,020	$4,689,418	$1,012,859
Equity securities:
Proceeds from sales	4,884	63,706	83,927
Trading:
Fixed-maturity securities:
Proceeds from sales	128,577	5,365,319	565,887
Equity securities:
Proceeds from sales	1,153	2,495	3,845
As of December 31, 2011 and 2010, investments with a carrying value of $57,591 and $57,192, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.

The Company uses certain investments, known as seed money, to establish new separate account investment options that are available with variable annuity products. The carrying value of the seed money was $0 and $5,263 at December 31, 2011 and 2010, respectively, and is included within equity securities, at fair value: available-for-sale on the Consolidated Balance Sheets.

The Company’s available-for-sale and trading fixed-maturity security portfolios include mortgage-backed securities and collateralized mortgage obligations. Due to the high quality of these investments and the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

Unrealized Investment Losses

Unrealized losses on available-for-sale securities and the related fair value for the respective years ended December 31 are shown below:

		12 months or less		Greater than 12 months		Total
			Unrealized		Unrealized		Unrealized
		Fair value	losses	Fair value	losses	Fair value	losses
2011:
Fixed-maturity securities,
	available-for-sale:
	States and political
	subdivisions	$12,124	$36	$—	$—	$12,124	$36
	Public utilities	89,931	698	46,241	4,453	136,172	5,151
	Corporate securities	3,941,008	201,077	422,185	86,724	4,363,193	287,801
	Mortgage-backed securities	96,301	86	—	—	96,301	86
	CDOs	47,812	23	—	—	47,812	23
	Total temporarily
	impaired securities	$4,187,176	$201,920	$468,426	$91,177	$4,655,602	$293,097
2010:
Fixed-maturity securities,
	available-for-sale:
	U.S. government	$5,043	$13	$—	$—	$5,043	$13
	States and political
	subdivisions	2,010,540	101,860	17,191	1,364	2,027,731	103,224
	Foreign government	287,565	2,651	—	—	287,565	2,651
	Public utilities	914,463	27,082	42,300	7,278	956,763	34,360
	Corporate securities	5,882,097	152,145	659,110	85,010	6,541,207	237,155
	Mortgage-backed securities	1,041,350	8,139	—	—	1,041,350	8,139
	Collateralized mortgage
	obligations	2,253	120	—	—	2,253	120
	Total temporarily
	impaired securities	$10,143,311	$292,010	$718,601	$93,652	$10,861,912	$385,662

As of December 31, 2011 and 2010, there were 247 and 650 available-for-sale investment holdings that were in an unrealized loss position for fixed-maturity securities.

As of December 31, 2011 and 2010, of the total amount of unrealized losses, $214,582 or 73.2% and $328,140 or 85.6%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from Standards and Poor (S&P), or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in note 2, the Company reviews these securities regularly to determine whether or not declines in fair value are other-than-temporary. Further, as the Company neither has an intention to sell nor does it expect to be

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

required to sell the securities outlined above, the Company did not consider these investments to be other-than-temporarily impaired.

Other-than-Temporary Impairment Losses

The following table presents a rollforward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2011	2010
Balance as of January 1	$244,284	$421,693
Additions for credit impairments recognized on (1):
Securities not previously impaired	20,596	—
Securities previously impaired	891	—
Reductions for credit impairments previously on:
Securities that matured, were sold, or were liquidated
during the period	(205,151)	(177,409)
Securities that the Company intends to sell or more
likely than not be required to sell before recovery	—	—
Securities due to an increase in expected cash flows	—	—
Balance as of December 31	$60,620	$244,284

(1)
There were $21,487 and $0 of additions included in the net other-than-temporary impairment losses recognized in realized investment gains, net in the Consolidated Statements of Operations for the years ended December 31, 2011 and 2010, respectively.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Realized Investment Gains (Losses)

Gross and net realized investment gains (losses) for the years ended December 31, are summarized as follows:

	2011	2010	2009
Available-for-sale:
Fixed-maturity securities:
Gross gains on sales and exchanges	$179,387	$261,817	$38,912
Gross losses on sales and exchanges	(65,414)	(64,799)	(77,606)
Other-than-temporary impairments	(21,074)	—	(13,747)
Net gains (losses) on
fixed-maturity securities	92,899	197,018	(52,441)
Equity securities:
Gross gains on sales	—	2,359	11,455
Gross losses on sales	(227)	(367)	(8)
Net (losses) gains on equity
securities	(227)	1,992	11,447
Net gains (losses) on
available-for-sale securities	92,672	199,010	(40,994)
Trading:
Fixed-maturity securities:
Gross gains on sales and exchanges	7,874	449,535	13,224
Gross losses on sales and exchanges	(745)	(71,806)	(46,030)
Net gains (losses) on fixed-
maturity securities	7,129	377,729	(32,806)
Equity securities:
Gross gains on sales and exchanges	54	49	22
Gross losses on sales and exchanges	(48)	(162)	(1,261)
Net gains (losses) on equity
securities	6	(113)	(1,239)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(a)
	2011	2010	2009
Fixed-maturity and equity securities:
Gross gains due to change in fair value	$690	$149,794	$517,157
Gross losses due to change in fair value	(8,656)	(139,765)	(41,238)
Net (losses) gains due to
change in fair value	(7,966)	10,029	475,919
Net (losses) gains on
trading securities	(831)	387,645	441,874
Held-to-maturity:
Gross gains on exchanges	9,767	—	—
Other-than-temporary impairments	(413)	—	(229,537)
Net gains (losses) on held-to-maturity
securities	9,354	—	(229,537)
Benefit (provision) for mortgage loans on real estate	32,325	3,392	(64,338)
Impairments and losses for mortgage loans
on real estate	(1,580)	(7,167)	(30,561)
(Loss) gain on real estate sales	(19,396)	670	(11,874)
Impairments on real estate	—	—	(10,897)
Other	(394)	(434)	(4,047)
Net realized investment gains	$112,150	$583,116	$49,626

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Interest and Similar Income

Major categories of interest and similar income, net, for the respective years ended December 31 are shown below:

	2011	2010	2009
Interest and similar income:
Available-for-sale fixed-maturity
securities	$3,082,859	$2,710,255	$2,383,723
Mortgage loans on real estate	357,394	337,269	325,579
Investment (loss) income on trading securities	(606)	164,700	294,353
Held-to-maturity fixed-maturity
securities	72,933	88,772	81,919
Rental income on real estate	19,662	30,107	26,241
Interest on loans to affiliates	8,435	16,739	22,269
Interest on acquired loans	1,127	—	—
Interest rate swaps	17,755	17,760	13,549
Other invested assets	1,019	1,518	3,524
Policy loans	11,005	12,096	11,876
Short-term securities	4,380	3,604	7,823
Interest on assets held by reinsurers	3,162	3,316	3,454
Total	3,579,125	3,386,136	3,174,310
Less:
Investment expenses	59,109	61,229	56,042
Total interest and similar
income, net	$3,520,016	$3,324,907	$3,118,268

Mortgage Loans

The Company’s investment in mortgage loans on real estate at December 31 is summarized as follows:

	2011	2010
Mortgage loans on real estate:
Commercial	$6,000,342	$5,365,973
Residential	1,117	1,184
Valuation allowances	(75,018)	(107,343)
Total mortgage loans on real estate	$5,926,441	$5,259,814

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

At December 31, 2011, mortgage loans on real estate in California and Texas exceeded the 10% concentration level by state with concentrations of 38.3% or $2,297,373, and 11.4% or $682,376, respectively. At December 31, 2010, mortgage loans on real estate in California and Texas exceeded the 10% concentration level by state with concentrations of 38.1% or $2,044,098, and 10.7% or $574,714, respectively.

Interest rates on investments in new mortgage loans ranged from a minimum of 4.2% to a maximum of 5.89%. The maximum percentage of the loan to the value of the related real estate of any outstanding loan was 80%.

The valuation allowances on mortgage loans on real estate at December 31, and the changes in the allowance for the years then ended are summarized as follows:

	2011	2010	2009
Balance, beginning of year	$107,343	$110,735	$46,397
(Benefit) expense charged to operations	(32,325)	(3,392)	64,338
Balance, end of year	$75,018	$107,343	$110,735
In 2009, the significant increase in the valuation allowance on mortgage loans on real estate was due to the continued deterioration in the overall commercial real estate market. The Company increased the allowance for higher expected losses due to the real estate downturn.

In 2011, the decrease in the valuation allowance on mortgage loans on real estate was a result of the Company reevaluating its mortgage loan portfolio. The higher losses anticipated in the 2009 review did not materialize within the Company’s portfolio to the level initially expected.

During 2009, the Company closed on two deeds in lieu of foreclosure for mortgage loans on real estate. The Company sold one of the properties in 2009, resulting in an $11,874 loss. The Company sold the other property in 2010, resulting in a gain of $670. These amounts are reported within realized investment gains, net on the Consolidated Statements of Operations.

During 2010, the Company closed on a deed in lieu of foreclosure for a mortgage loan on real estate. The Company sold the property in 2011, resulting in a gain of $7,078, which is reported within realized investment gains, net on the Consolidated Statements of Operations.

Variable Interest Entities

In the normal course of business, the Company enters into relationships with various entities that are deemed to be VIEs. A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses, and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The Company’s held-to-maturity CDOs were purchased in 2009 and represent interests in VIEs. The CDOs exist for the sole purpose of acquiring and managing a diversified portfolio of asset-backed and synthetic securities and are funded by the issuance of several tranches of funding notes. The CDOs, which are primarily the highest ranking debt tranches of each respective deal, contain similar features. There are several classes of notes, which include a structure that subordinates one note to another. Priorities of payment provide that the most senior classes of notes are paid first. Each CDO trust holds investments in eligible assets, which generally include credit asset-backed securities, mortgage-backed securities, default swaps/synthetic CDOs, other CDOs, and other asset-backed securities. These assets have a concentration in subprime mortgage-backed securities. Each CDO also contains tests, which, if failed, will result in cash payments that would normally be directed to a junior class of note holders, be redirected to the most senior class of note holders. The CDOs contain call features that may be exercised if requested by the appropriate class of note and if other criteria required by the CDO documents are met.

In addition, the Company invests in structured securities including VIEs. These structured securities typically invest in fixed income investments managed by third parties and include mortgage-backed securities and collateralized mortgage obligations.

The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company or the Company together with its affiliates has the power to direct the activities of the VIE, that most affect its economic performance and whether the Company has the right to benefits from the VIE. Based on that analysis, the Company has concluded that it is not the primary beneficiary and, as such, did not consolidate any VIEs in the Consolidated Financial Statements. The CDOs are classified as fixed-maturity securities, held-to-maturity on the Consolidated Balance Sheets and reported at amortized cost. The other structured securities are classified as fixed-maturity securities, available-for-sale on the Consolidated Balance Sheets and reported at fair value.

The Company’s maximum exposure to loss from these entities is limited to their carrying value. The Company has not provided, and has no obligation to provide, material, financial, or other support that was not previously contractually required to these entities. The Company had no liabilities recorded as of December 31, 2011 or 2010, related to these entities.

During 2011, the Company issued an acceleration direction to the trustee of one of the Company's CDOs. The trustee then issued a notice of acceleration to the noteholders and beneficial owners notifying them that the principal of, and all accrued and unpaid interest on, the notes are immediately due and repayable. As a result of this acceleration, the Company exchanged its interest in the CDO for a portion of the underlying collateral. The Company exchanged CDOs with a book value of $380,460 for collateral of $390,227 resulting in a realized gain of $9,768.

Prepaid Forward Agreement

In January 2007, the Company, in an effort to optimize investment returns, entered into an agreement with Dresdner Kleinwort Pfandbriefe Investments (DKPII), a wholly owned subsidiary of Allianz SE prior to January 12, 2009, to manage a portfolio of German Pfandbriefe (PFs) or other European covered bonds with a credit rating of at least “AA” by S&P or Moody’s. AZL PF Investments, Inc. (AZLPF), a wholly

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

owned subsidiary of the Company, entered into a $500,000 prepaid forward agreement to purchase common stock of DKPII in five years from Dresdner Bank Luxembourg, a wholly owned subsidiary of Dresdner Bank Aktiengesellschaft (Dresdner Bank). On January 12, 2009, Allianz SE closed the sale of 100% of Dresdner Bank, including its subsidiaries, to Commerzbank AG. Subsequent to the sale, all financial activity with Dresdner Bank, including its subsidiaries, is recorded or disclosed in the Consolidated Financial Statements as nonaffiliated.

The effect of the forward agreement is a Reference Portfolio whereby DKPII designates a portfolio of assets in accordance with preestablished investment guidelines. The net value of this agreement was $629,127 and $580,320 as of December 31, 2011 and 2010, respectively. These assets are recorded in fixed-maturity securities: available-for-sale at fair value, derivatives, accrued investment income, and cash and cash equivalents on the Consolidated Balance Sheets. A preferred stock liability of $32,226 and $29,174 (included in the net value above) was recorded in 2011 and 2010, respectively, representing Commerzbank AG’s share. In addition, interest income of $22,986, $22,116, and $21,602 was recorded in 2011, 2010, and 2009, respectively. These are presented in interest and similar income, net on the Consolidated Statements of Operations. Derivative (loss) gains of $(25,727), $12,681, and $1,160 was recorded in 2011, 2010, and 2009, respectively. These are recorded in derivative (loss) income on the Consolidated Statements of Operations.

Derivatives and Hedging Instruments

The Company uses derivatives as a risk management strategy to hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities are recorded at fair value in the Consolidated Financial Statements using valuation techniques further discussed in note 5.

Each derivative is designated by the Company as either a cash flow hedging instrument (cash flow hedge) or not qualified as a hedging instrument (nonqualifying strategies).

Cash Flow Hedges

Interest rate swaps are used by the Company to hedge against the changes in cash flows associated with variable interest rates on certain underlying fixed-maturity securities. The interest rate swaps have notional amounts and maturity dates equal to the underlying fixed-maturity securities and are deemed to be 100% effective as of December 31, 2011 and 2010. The cumulative amount of unrealized gains and losses on the effective portion of the interest rate swaps is recorded as a component of total other comprehensive income in the Consolidated Statements of Comprehensive Income.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The following table presents the components of the gains or losses related to derivatives that qualify as cash flow hedges:

	Amount of (losses) gains
Derivatives designated as	recognized at December 31
cash flow hedging instruments	2011	2010	2009
Interest rate swaps, net of tax (benefit)
expense of ($6,542), $1,405, and
$(1,633) at December 31, 2011, 2010,
and 2009, respectively	$(12,149)	$2,609	$(3,033)

At December 31, 2011, the Company does not expect to reclassify any pretax gains or losses on cash flow hedges into earnings during the next 12 months. Recurring interest income earned is recorded in interest and similar income, net in the Consolidated Statements of Operations. The Company has estimated $3,484 of interest income will be earned in 2012 from the interest rate swaps. In the event that cash flow hedge accounting is no longer applied because the derivative is no longer designated as a hedge or the hedge is not considered to be highly effective, the reclassification from accumulated other comprehensive income into earnings may be accelerated.

Nonqualifying Strategies

Option Contracts

The Company utilizes OTC options and ETOs with the objective to economically hedge certain fixed-indexed annuity and life products tied to certain indices as well as the objective to economically hedge certain variable annuity guaranteed benefits. These options are not used for speculative or income generating purposes. During 2009, the Company began utilizing ETOs to protect the Company’s statutory capital against adverse movements in equity markets. The hedge consists of various positions in equity index puts and calls. This capital hedge was terminated during 2011.

The Company will only enter into OTC derivatives (options, interest rate swaps, and total return swaps) with counterparties rated A- or better. At December 31, 2011, there was a net receivable exposure to the Company of $271,706, of which $79,626 was not covered by collateral held. At December 31, 2010, there was a net receivable exposure to the Company of $183,341, of which $8,069 was not covered by collateral held. At December 31, 2011 and 2010, the Company also had net liability positions to counterparties of $13,021 and $62,349, respectively. Collateral posted on the liability positions at December 31, 2011 and 2010, had a fair value of $11,356 and $71,315, respectively, and is included in fixed-maturity securities in the Consolidated Balance Sheets. This resulted in a total net receivable of $77,961 and $17,035 as of December 31, 2011 and 2010, respectively.

The ETOs provide the Company flexibility to use instruments, which are exchange-cleared and allow the Company to mitigate counterparty credit risk. These options are cleared through the Options Clearing Corporation (OCC), which operates under the jurisdiction of both the Securities and Exchange

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Commission (SEC) and the Commodities Futures Trading Commission (CFTC). The credit rating on the OCC is currently AAA from S&P. At December 31, 2011 and 2010, the Company had a net receivable position to certain clearing brokers of $202,025 and $260,694, respectively, related to ETOs that cleared at the OCC. The Company is required to post collateral for ETOs by the OCC. The Company retains ownership of the collateral, but the collateral resides in an account designated by the exchange. Collateral posted at December 31, 2011 and 2010, had a fair value of $228,333 and $323,271, respectively, and is included in fixed-maturity securities in the Consolidated Balance Sheets.

As of December 31, the Company held options purchased (asset) and options sold (liability) with the following amortized cost basis, fair value, and notional amounts:

	2011	2010
Options:
Purchased (asset):
Amortized cost	$588,406	$704,851
Fair value	277,803	559,077
Notional	17,922,718	21,995,194
Sold (liability):
Basis	$458,791	$642,573
Fair value	194,126	473,274
Notional	12,430,918	19,030,632

Futures

The Company utilizes futures to economically hedge fixed-indexed annuity, life, and variable annuity guarantees. The futures contracts do not require an initial investment and the Company is required to settle cash daily based on movements of the representative index; therefore, no asset or liability is recorded as of December 31, 2011 and 2010. Futures contracts are also utilized to hedge the investment risk associated with seed money.

The Company is required to post collateral for futures contracts by the Chicago Mercantile Exchange, Chicago Board of Trade, London International Financial Futures Exchange, and the Eurex. The Company retains ownership of the collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. Collateral posted at December 31, 2011 and 2010, had a fair value of $531,608 and $436,974, respectively, and is included in fixed-maturity securities on the Consolidated Balance Sheets.

Interest Rate Swaps

In 2010, the Company began utilizing interest rate swaps to economically hedge certain variable annuity guarantee benefits. The Company can receive the fixed or variable rate. The interest rate swaps are traded in 10-, 20-, and 30-year maturities. The Company will only enter into OTC interest rate swap contracts with counterparties rated A- or better. Typically, the Company transacts with the same counterparties the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

OTC options are traded. The interest rate swap exposure can be netted with the OTC option and is subject to the rules of the International Swaps and Derivatives Association, Inc. agreements. See the Option Contracts section of this note for collateral management.

Total Return Swaps

The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month London Interbank Offered Rate (LIBOR) and the return of an underlying index. The Company uses the TRS with the intent to economically hedge fixed indexed annuity and variable annuity guarantees. See the Option Contracts section of this note for collateral management.

Currency Swaps

The Company utilizes currency swaps in an attempt to hedge the economic currency exposure of Euro-denominated German Pfandbriefe. Pfandbriefe are covered bonds issued by European banks and collateralized by pools of German mortgages. The net effect is a credit exposure to German Pfandbriefe and an income stream of U.S. dollar.

Stock Appreciation Rights

The Company also enters into contracts with Allianz SE with the objective to economically hedge risk associated with Allianz SE’s stock-based compensation plan, which awards certain employees stock appreciation rights (SARs). The contracts are recorded at fair value within derivatives on the Consolidated Balance Sheets with the change in fair value recorded in derivative (loss) income on the Consolidated Statements of Operations. As of December 31, 2011 and 2010, the Company owned 100,601 and 109,976 contracts with a cost of $3,561 and $3,907, respectively. See further discussion of the stock-based compensation plan in note 17.

Embedded Derivatives

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations. These embedded derivatives are classified within account balances and future policy benefit reserves on the Consolidated Balance Sheets.

Certain fixed-indexed annuity products, variable annuity riders, and universal life policies include a MVLO, which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within account balances and future policy benefit reserves on the Consolidated Balance Sheets with changes in fair value reported in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations.

The Company bifurcates and separately records an embedded derivative related to certain CDOs. This embedded derivative is recorded within derivatives on the Consolidated Balance Sheets.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Forward Commitments

The Company had previously utilized forward commitments, on a limited basis, for the generation of income through certain actively managed portfolios. Forward commitments of $140,471, $103,520, and $105,294 were settled by the Company during 2011, 2010, and 2009, respectively. There were no outstanding forward commitments reported within derivatives on the Consolidated Balance Sheets as of December 31, 2011 and 2010, respectively. Realized gains and losses on the sale of forward commitments and any change in fair value are reported within derivative (loss) income on the Consolidated Statements of Operations.

The following table presents the balance sheet location and the fair value of the derivatives, including embedded derivatives, for both cash flow hedges and nonqualifying strategies as of December 31:

	Fair value
Derivatives designated as
cash flow hedging instruments	2011	2010
Interest rate swaps	$4,964	$23,654
Total cash flow hedging instruments	4,964	23,654
Derivatives designated as nonqualifying
hedging instruments, net
OTC	85,982	104,759
ETO	(2,930)	(20,723)
SAR	625	1,767
GMWB	(1,016,987)	(90,384)
GMAB	(623,016)	(432,580)
MVLO	(8,972,776)	(8,396,837)
CDO embedded derivative	8,297	11,477
Total return swaps	54,789	—
Currency swaps	30,724	36,942
Other embedded derivative	4,676	2,712
Interest rate swaps	112,189	(7,926)
Total nonqualifying hedging instruments	(10,318,427)	(8,790,793)
Total derivative instruments	$(10,313,463)	$(8,767,139)
Location in Consolidated Balance Sheets
Derivatives	$567,539	$662,523
Account balances and future policy benefit reserves	(10,612,779)	(8,919,801)
Derivative liability	(268,223)	(509,860)
Total derivative instruments	$(10,313,463)	$(8,767,138)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The following table presents the gains or losses recognized in income on the various nonqualifying strategies:

Derivatives
designted as		Amount of (losses) gains on
nonqualifying		derivatives recognized for the
hedging	Location in Consolidated	years ended December 31
instruments, net	Statements of Operations	2011	2010	2009
MVLO	Policy fees	$408,196	298,567	14,080
MVLO	Policyholder benefits	(185,844)	(310,020)	(256,960)
MVLO	Change in fair value of annuity
	embedded derivatives	(798,291)	(1,029,632)	(867,362)
GMWB	Change in fair value of annuity
	embedded derivatives	(926,603)	(110,785)	332,706
GMAB	Change in fair value of annuity
	embedded derivatives	(259,744)	(6,260)	61,708
	Total change in fair value
	of annuity embedded
	derivatives	(1,762,286)	(1,158,130)	(715,828)
OTC	Derivative (loss) income	213,500	100,737	250,178
ETO	Derivative (loss) income	(148,046)	24,944	(46,517)
Futures	Derivative (loss) income	(600,321)	(485,639)	(11,150)
SAR	Derivative (loss) income	(938)	(106)	(339)
CDO embedded
derivative	Derivative (loss) income	(128)	(9,840)	—
Other embedded
derivatives	Derivative (loss) income	1,965	(83)	(49,909)
Forward commitments	Derivative (loss) income	(473)	(684)	(706)
Interest rate swaps	Derivative (loss) income	317,242	6,424	1,470
Total return swaps	Derivative (loss) income	38,346	—	—
Currency swaps	Derivative (loss) income	(25,471)	12,895	(6,180)
Credit default swaps	Derivative (loss) income	—	—	1,491
	Total derivative (loss) income	(204,324)	(351,352)	138,338
	Total derivative loss, net	$(1,966,610)	(1,509,482)	(577,490)

(5)	Fair Value Measurements

The following financial instruments are carried at fair value on a recurring basis in the Company’s Consolidated Financial Statements: available-for-sale and trading fixed-maturity securities, freestanding and embedded derivatives, equity securities, corporate-owned life insurance, and separate account assets.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The Fair Value Measurements and Disclosures Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 –	Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

Level 2 –	Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	Quoted prices for similar assets or liabilities in active markets;

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active;

(c)	Inputs other than quoted prices that are observable; and

(d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 –
Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3. Transfers of securities among the levels occur at the beginning of the reporting period. Transfers between Level 1 and Level 2 were not material for the year ended December 31, 2011.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The following tables present the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	Total	Level 1	Level 2	Level 3
2011:
Assets accounted for at fair value:
Fixed-maturity securities,
available-for-sale:
U.S. government	$1,194,113	$1,194,113	$—	$—
Agencies not backed by
the full faith and credit
of the U.S. government	833,829	—	833,829	—
States and political
subdivisions	3,473,072	—	3,473,072	—
Foreign government	481,051	—	448,669	32,382
Public utilities	5,386,571	—	5,327,775	58,796
Corporate securities	37,464,286	—	34,941,042	2,523,244
Mortgage-backed
securities	15,940,231	—	15,871,042	69,189
Collateralized mortgage
obligations	19,792	—	19,792	—
Collateralized debt obligations	66,958	—	—	66,958
Securities held under
forward commitments	29,380	—	29,380	—
Fixed-maturity securities,
trading:
Corporate securities	6,008	6,008	—	—
Derivative investments	567,539	31,744	465,650	70,145
Equity securities, trading	20,745	14,774	5,971	—
Corporate-owned life
insurance (1)	127,130	—	127,130	—
Separate account assets (2)	20,558,885	20,558,885	—	—
Total assets accounted
for at fair value	$86,169,590	$21,805,524	$61,543,352	$2,820,714
Liabilities accounted for at fair value:
Derivative liabilities	$268,223	$34,673	$226,491	$7,059
Annuity and life embedded
derivative liabilities (3)	10,612,779	—	—	10,612,779
Total liabilities accounted
for at fair value	$10,881,002	$34,673	$226,491	$10,619,838

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(a)
	Total	Level 1	Level 2	Level 3
2010:
Assets accounted for at fair value:
Fixed-maturity securities,
available-for-sale:
U.S. government	$1,216,143	$1,216,143	$—	$—
Agencies not backed by
the full faith and credit
of the U.S. government	426,869	—	426,869	—
States and political
subdivisions	2,671,691	—	2,671,691	—
Foreign government	509,561	—	480,848	28,713
Public utilities	5,489,734	—	5,443,445	46,289
Corporate securities	32,692,649	—	30,717,037	1,975,612
Mortgage-backed
securities	14,647,196	—	14,647,196	—
Collateralized mortgage
obligations	22,043	—	22,043	—
Fixed-maturity securities,
trading:
U.S. government	12,702	12,702	—	—
Public utilities	10,522	—	10,522	—
Corporate securities	67,826	4,621	63,205	—
Mortgage-backed securities	42,350	—	42,350	—
Derivative investments	662,523	59,193	591,853	11,477
Equity securities, available-for-
sale	5,263	5,263	—	—
Equity securities, trading	18,367	14,034	4,333	—
Corporate-owned life
insurance (1)	125,043	—	125,043	—
Separate account assets (2)	19,327,536	19,327,536	—	—
Total assets accounted
for at fair value	$77,948,018	$20,639,492	$55,246,435	$2,062,091
Liabilities accounted for at fair value:
Derivative liabilities	$509,860	$79,916	$429,944	$—
Annuity and life embedded
derivative liabilities (3)	8,919,801	—	—	8,919,801
Total liabilities accounted
for at fair value	$9,429,661	$79,916	$429,944	$8,919,801

(1)	Corporate-owned life insurance is reported in other assets on the Consolidated Balance Sheets.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(2)	In accordance with the Financial Services – Insurance Topic of the Codification, the value of separate account liabilities is set to equal the fair value of separate account assets.

(3)	Annuity and life embedded derivative liabilities are reported in account balances and future policy benefit reserves on the Consolidated Balance Sheets.

The following is a discussion of the methodologies used to determine fair values for the financial instruments listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-Maturity Securities and Equity Securities

The fair value of fixed-maturity securities and equity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, municipal securities rulemaking board (MSRB) reported trades, nationally recognized municipal securities information repository (NRMSIR) material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In certain cases including private placement securities as well as certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes and private placement securities that are internally priced are included in Level 3.

The Company is responsible for establishing and maintaining an adequate internal control structure to prevent or detect material misstatements related to fair value measurements and disclosures. This responsibility is especially important when using third parties to provide valuation services.

The Company’s control framework around third-party valuations begins with obtaining an understanding of the pricing vendor’s methodologies. A Pricing Committee is in place that meets quarterly to establish and review a pricing policy, which includes approving any changes to pricing sources, assessing reasonableness of pricing services, and addressing any ad hoc valuation issues that arise. The pricing methodologies used by the service providers and internal control reports provided by the service providers are reviewed by management.

In addition to monitoring the third-party vendor’s policies, the Company is also responsible for monitoring the valuation results. Controls are in place to monitor the reasonableness of the valuations received. These controls include price analytic reports that monitor significant fluctuations in price as well as an independent price verification process by which the Company

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

obtains prices from vendors other than the primary source and compares them for reasonableness. Results of the independent price verification are also reviewed by the Pricing Committee.

There are limited instances in which the primary third-party vendor is not used to obtain prices for fixed maturity securities. These instances include private placement securities, a portfolio of securities received during 2011 as a result of the liquidation of a CDO, and certain other immaterial portfolios priced by a secondary external vendor.

At December 31, 2011 and 2010, private placement securities of $2,606,597 and $2,050,614, respectively, were included in Level 3. Internal pricing models based on market proxy securities and U.S. Treasury rates, which are monitored monthly by the investment manager for reasonableness, are used to value these holdings. This includes ensuring there are no significant credit events impacting the proxy security and that the spreads used are still reasonable under the circumstances.

The portfolio of securities received as a result of liquidating a CDO were priced using a combination of third-party vendors, cash flow modeling, and matrix pricing. The methodology used was dependent on the availability of observable inputs. Prices were reviewed for reasonableness by reviewing cash flow projections, related yields on similar securities, and comparison to auction prices and other expectations.

(b)	Valuation of Derivatives

The fair value of option assets and liabilities is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator, because active markets do not exist. Options that are internally priced, interest rate swaps, currency forwards, and credit default swaps, are included in Level 2, because they use market observable inputs. Options such as total return swaps are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of forward commitments, exchange-traded options, and futures is based on quoted market prices and are generally included in Level 1.

Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Interest rate swap prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. Total return swap prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis.

(c)	Valuation of Corporate-Owned Life Insurance (COLI)

The policy value of COLI is recorded at fair value on the Consolidated Balance Sheets. Its fair value is tied to the S&P 500 market index at the measurement date. COLI is included in Level 2, because although its fair value is tied to its underlying assets and is market observable, the exit markets are different.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(d)	Valuation of Separate Account Assets

Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in mutual funds with the following investment types: bond, domestic equity, international equity, or specialty. The separate account funds also hold certain money market funds. Mutual fund investments are generally included in Level 1. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in corporate bonds or other fixed-maturity securities, that portion could be considered a Level 2 or Level 3).

(e)	Valuation of Embedded Derivatives

Embedded derivatives principally include the equity-indexed features contained in fixed-indexed annuity products and certain variable annuity riders. Embedded derivatives are recorded in the Consolidated Financial Statements at fair value with changes in fair value adjusted through net income.

Fair values of the embedded derivative liabilities are calculated based on internally developed models, because active, observable markets do not exist for these liabilities. Fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget, and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and future equity index caps or participation rates. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margin related to noncapital market inputs may result in significant fluctuations in the fair value of these embedded derivatives that could materially affect net income.

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB riders. GMWB and GMAB riders are embedded derivatives, which are measured at fair value separately from the host variable annuity contract with changes in fair value reported in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations. These embedded derivatives are classified within account balances and

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

future policy benefit reserves on the Consolidated Balance Sheets. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable LIBOR. These cash flows are then discounted using the current month’s U.S. Treasury rates plus a company specific spread. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s claims paying ability. Risk margin is established to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and premium persistency. The establishment of the risk margin requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of the riders that could materially affect net income.

The Company also has an embedded derivative asset related to a modified coinsurance agreement with Transamerica, which is reported within derivatives on the Consolidated Balance Sheets. This agreement results in a credit derivative, with a fair value based on the difference between the LIBOR and Corporate A- spread as of an average portfolio purchase date. The asset is included in Level 2 as the valuation uses market observable inputs. This derivative is on a closed block of business and is not significant to the ongoing results of the Company.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(f)	Level 3 Rollforward

The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

								Realized
								gains (losses)
								included
								in net
								income
		Total realized/unrealized						related to
		gains (losses) included in						financial
			Other	Purchases	Sales	Transfer in		instruments
	Beginning		comprehensive	and	and	and/or out of	Ending	still held at
	balance	Net income	income (loss)	issuances	settlements	Level 3, net	balance	December 31
2011:
Fixed-maturity securities:
Available-for-sale:
Foreign government	$28,713	$—	$3,669	$—	$—	$—	$32,382	$—
Public utilities	46,289	—	5,507	7,000	—	—	58,796	—
Corporate securities	1,975,612	4,729	88,678	533,966	(79,741)	—	2,523,244	30
Collateralized
debt obligations	—	—	4,135	53,962	—	8,861	66,958	—
Mortgage-backed
securities	—	—	(6)	69,195	—	—	69,189	—
Total fixed-
maturity
securities	$2,050,614	$4,729	$101,983	$664,123	$(79,741)	$8,861	$2,750,569	$30
Derivative assets	$11,477	$127,235	$—	$4,325	$(72,892)	$—	$70,145	$61,720
Derivative liabilities	—	(127,976)	—	120,917	—	—	(7,059)	(7,059)
Annuity and life embedded
derivative liabilities	(8,919,801)	(1,658,483)	—	(1,118,736)	1,084,241	—	(10,612,779)	(2,777,219)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(h)
								Realized
								gains (losses)
								included
								in net
								income
		Total realized/unrealized						related to
		gains (losses) included in						financial
			Other	Purchases	Sales	Transfer in		instruments
	Beginning		comprehensive	and	and	and/or out of	Ending	still held at
	balance	Net income	income (loss)	issuances	settlements	Level 3, net	balance	December 31
2010:
Fixed-maturity securities:
Available-for-sale:
Agencies not backed
by the full faith
and credit of the
U.S. government	$2,140	$—	$—	$—	$—	$(2,140)	$—	$—
Foreign government	53,271	—	456	—	—	(25,014)	28,713	—
Public utilities	23,845	—	(635)	40,000	—	(16,921)	46,289	—
Corporate securities	1,650,969	2,953	88,141	452,500	(81,164)	(137,787)	1,975,612	124
Mortgage-backed
securities	934	—	—	—	—	(934)	—	—
Collateralized
mortgage
obligations	3,717	—	—	—	—	(3,717)	—	—
Trading:
Corporate securities	12,073	136	—	—	(4,807)	(7,402)	—	—
Total fixed-
maturity
securities	$1,746,949	$3,089	$87,962	$492,500	$(85,971)	$(193,915)	$2,050,614	$124
Derivative assets (1)	$21,317	$(9,840)	$—	$—	$—	$—	$11,477	$(9,840)
Annuity and life embedded
derivative liabilities	(7,769,232)	(905,653)	—	(1,088,407)	843,491	—	(8,919,801)	(1,994,060)
(1)	Beginning balance is a result of bifurcating and separately recording an embedded derivative related to certain CDOs due to the accounting guidance as of January 1, 2010.

(g)	Transfers

The Company reviews its fair value hierarchy classifications annually. This review could reveal that previously observable inputs for specific assets or liabilities are no longer available or reliable. For example, the market for a Level 1 asset becomes inactive. In this case, the Company may need to adopt a valuation technique that relies on unobservable components causing the asset to be transferred to Level 2 or Level 3. Alternatively, if the market for a Level 3 asset or liability becomes active, the Company will report a transfer out of Level 3. Transfers in and/or out of Level 3 are reported as of the beginning of the period in which the change occurs.

The net transfers into Level 3 for the year ended December 31, 2011 are a result of unobservable inputs being used for certain fixed-maturity securities, due to additional insight into the pricing methodology. The net transfers out of Level 3 for the year ended December 31, 2010 are a result of observable inputs becoming available for certain fixed-maturity securities.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(h)	Nonrecurring Fair Value Measurements

Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis. In 2011, an impairment of $413 was recorded on a CDO and an impairment of $1,580 was recorded on a mortgage loan on real estate, respectively. In 2010, an impairment of $5,000 was recorded associated with a mortgage loan on real estate, and an additional $2,167 loss was incurred upon its final disposition. The impairment was based on the appraisal value of the underlying property that is an input classified as Level 3 in the hierarchy. On February 12, 2010, the Company closed on a deed in lieu of foreclosure related to this mortgage loan on real estate and the impaired value of $50,500 was transferred to real estate. This real estate was sold during 2011 for a gain of $7,078.

(i)	Fair Value of Financial Assets and Liabilities

The following table presents the carrying amounts and fair values of financial assets and liabilities at December 31:

	2011		2010
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value
Financial assets:
Available for sale:
Fixed-maturity securities	$64,889,283	$64,889,283	$57,675,886	$57,675,886
Equity securities	—	—	5,263	5,263
Trading:
Fixed-maturity securities	6,008	6,008	133,400	133,400
Equity securities	20,745	20,745	18,367	18,367
Held-to-maturity fixed-
maturity securities	534,431	559,946	1,006,105	1,097,975
Mortgage loans on real estate	5,926,441	6,430,563	5,259,814	5,458,399
Short-term securities	5,852	5,852	71,829	71,829
Derivatives	567,539	567,539	662,523	662,523
Loans to affiliates	56,018	58,697	81,950	86,936
Policy loans	171,030	171,030	175,063	175,063
Acquired loans	233,703	233,703	—	—
Cash and cash equivalents	3,164,084	3,164,084	2,579,566	2,579,566
Separate account assets	20,558,885	20,558,885	19,327,536	19,327,536
Financial liabilities:
Investment contracts	$69,610,297	$70,397,545	$64,263,631	$65,150,409
Derivative liability	268,223	268,223	509,860	509,860
Mortgage notes payable	112,151	124,549	118,106	124,258
Separate account liabilities	20,558,885	20,558,885	19,327,536	19,327,536

The fair value of mortgage loans on real estate is calculated using discounted cash flows using market interest rates as of year-end representative of those that a market participant would use.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Credit risk is considered in this valuation implicitly within the discount rate used. The fair value of loans to affiliates and acquired loans is calculated by management using the market price of a financial instrument with similar characteristics.

Investment contracts include certain reserves related to deferred annuity products. These reserves are included in the account balances and future policy benefit reserves and the policy and contract claims balances on the Consolidated Balance Sheets. The fair values of the investment contracts, which include deferred annuities and other annuities without significant mortality risk, are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for noncapital market inputs. The fair value of mortgage notes payable is the present value of future payment amounts, calculated using market interest rates as of year-end representative of those a market participant would use. The fair value of separate account liabilities is equal to the fair value of the separate account assets that support them.

Changes in market conditions subsequent to year-end may cause fair values calculated subsequent to year-end to differ from the amounts presented herein.

(6)	Financing Receivables

The Company’s financing receivables are comprised of mortgage loans, nontrade receivables, and loans to affiliates. Mortgage loans consist of the unpaid balance of mortgage loans on real estate. Nontrade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers. Loans to affiliates are loans that are intended to meet certain financial objectives of the Company, AZOA, and Allianz SE. The mortgage loans are evaluated on a collective basis for impairment. The nontrade receivables include some receivables evaluated on a collective basis, and some evaluated individually. The loans to affiliates are evaluated individually do not require an allowance to be recorded as of December 31, 2011. For additional information, see note 2 for nontrade receivables, note 4 for mortgage loans, and note 16 for loans to affiliates.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Rollforward of Allowance for Credit Losses

The allowance for credit losses and recorded investment in financing receivables as of December 31, is shown below:

	Mortgage	Nontrade
	loans	receivables	Total
2011:
Allowance for credit losses:
Beginning balance	$107,343	$8,832	$116,175
(Benefit) provision	(32,325)	39	(32,286)
Ending balance	75,018	8,871	83,889
Ending balance individually
evaluated for impairment	—	1,361	1,361
Ending balance collectively
evaluated for impairment	$75,018	$7,510	$82,528
Financing receivables:
Ending balance	$6,001,459	$25,906	$6,027,365
Ending balance individually
evaluated for impairment	—	1,361	1,361
Ending balance collectively
evaluated for impairment	$6,001,459	$24,545	$6,026,004

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(a)
	Mortgage	Nontrade
	loans	receivables	Total
2010:
Allowance for credit losses:
Beginning balance	$110,735	$8,737	$119,472
(Benefit) provision	(3,392)	95	(3,297)
Ending balance	107,343	8,832	116,175
Ending balance individually
evaluated for impairment	—	2,600	2,600
Ending balance collectively
evaluated for impairment	$107,343	$6,232	$113,575
Financing receivables:
Ending balance	$5,367,157	$35,536	$5,402,693
Ending balance individually
evaluated for impairment	—	2,600	2,600
Ending balance collectively
evaluated for impairment	$5,367,157	$32,936	$5,400,093

Credit Quality Indicators

The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators.

The Company has determined the loan-to-value ratio is the most reliable indicator in analyzing the credit risk of its mortgage loan portfolio. The loan-to-value analysis as of December 31, is shown below:

2011:		Commercial		Residential		Total
Less than 50%		$1,450,231	24.2%	$1,117	100.0%	$1,451,348	24.2%
50% – 60%		1,774,835	29.6	—	—	1,774,835	29.6
60% – 70%		2,115,113	35.2	—	—	2,115,113	35.2
70% – 80%		660,163	11.0	—	—	660,163	11.0
	Total	$6,000,342	100.0%	$1,117	100.0%	$6,001,459	100.0%

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(b)
2010:		Commercial		Residential		Total
Less than 50%		$1,186,973	22.1%	$478	40.4%	$1,187,451	22.1%
50% – 60%		1,308,776	24.4	706	59.6	1,309,482	24.4
60% – 70%		2,106,518	39.3	—	—	2,106,518	39.2
70% – 80%		763,706	14.2	—	—	763,706	14.2
	Total	$5,365,973	100.0%	$1,184	100.0%	$5,367,157	100.0%
The Company’s nontrade receivables are analyzed for credit risk based upon the customer classification of agent or reinsurer. The nontrade receivable and allowance for credit losses by customer classification as of December 31 are shown below:

	2011			2010
	Agent	Reinsurer	Total	Agent	Reinsurer	Total
Nontrade receivables	$10,920	$14,986	$25,906	$8,484	$27,052	$35,536
Allowance for credit losses	(7,510)	(1,361)	(8,871)	(6,232)	(2,600)	(8,832)
Net nontrade receivables	$3,410	$13,625	$17,035	$2,252	$24,452	$26,704
Past-due Aging Analysis

Aging analysis of past-due financing receivables as of December 31, is shown below:

2011:				Greater than
		31–60	61–90	90 days	Total
		past due	past due	past due	past due	Current (1)	Total
Mortgage loans		$—	$—	$—	$—	$6,001,459	$6,001,459
Nontrade receivables		1,491	536	11,106	13,133	12,773	25,906
	Total	$1,491	$536	$11,106	$13,133	$6,014,232	$6,027,365
(1)	Current amount includes all receivables 30 days or less past due.

2010:				Greater than
		31–60	61–90	90 days	Total
		past due	past due	past due	past due	Current (1)	Total
Mortgage loans		$—	$—	$—	$—	$5,367,157	$5,367,157
Nontrade receivables		6,309	596	11,134	18,039	17,497	35,536
	Total	$6,309	$596	$11,134	$18,039	$5,384,654	$5,402,693
(1)	Current amount includes all receivables 30 days or less past due.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

As of December 31, 2011 and 2010, the Company’s financing receivables did not include any balances, which are on a nonaccrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

(7)	Goodwill

There were no impairments to goodwill in 2011 or 2010. Goodwill is reviewed on an annual basis and impairment considerations are made depending on economic market conditions.

(8)	Value of Business Acquired and Other Intangible Assets

VOBA at December 31 and the changes in the balance for the years then ended are as follows:

	2011	2010	2009
Balance, beginning of year	$853	$12,183	$28,948
Adoption of new investment accounting
guidance (1)	—	—	(13,710)
Interest	771	809	919
Amortization	(3,755)	(4,250)	(10,541)
Change in shadow VOBA (1)	2,131	(7,889)	6,567
Balance, end of year	$—	$853	$12,183
(1)
In 2009, the Company adopted new accounting guidance for the recognition and presentation of other-than-temporary impairments on fixed-maturity securities. Offsetting the impact on VOBA of the new guidance is an equal and opposite change to shadow VOBA, resulting in no net impact to VOBA. See note 2 for additional information.

The net amortization of the VOBA in each of the next five years is expected to be:

2012	$4,810
2013	4,062
2014	3,038
2015	2,616
2016	1,854
Intangible assets at December 31 and the changes in the balance for the years then ended are as follows:

	2011	2010	2009
Balance, beginning of year	$4,173	$5,870	$7,827
Addition	—	—	467
Amortization	(738)	(1,697)	(2,424)
Balance, end of year	$3,435	$4,173	$5,870

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Amortization of intangible assets in each of the next five years is expected to be:

2012	$165
2013	101
2014	70
2015 and beyond	—
During 2011, 2010, and 2009, there are no events or changes in circumstances that warranted recoverability testing for intangible assets.

Accumulated amortization of VOBA and other intangible assets are $238,350 and $233,857 as of December 31, 2011, and 2010, respectively.

(9)	Deferred Acquisition Costs

DAC at December 31, and the changes in the balance for the years then ended are as follows:

	2011	2010	2009
Balance, beginning of year	$5,300,864	$6,053,973	$8,215,760
Adoption of new investment accounting
guidance (1)	—	—	(2,242,032)
Capitalization	952,734	983,760	863,163
Interest	205,772	148,060	215,904
Amortization	(423,355)	(973,399)	(1,244,611)
Change in shadow DAC (1)	(1,258,791)	(911,530)	245,789
Balance, end of year	$4,777,224	$5,300,864	$6,053,973
(1)
In 2009, the Company adopted new accounting guidance for the recognition and presentation of other-than-temporary impairments on fixed-maturity securities. Offsetting the impact on DAC of the new guidance is an equal and opposite change to shadow DAC, resulting in no net impact to DAC. See note 2 for additional information.

The change in shadow DAC in 2011 and 2010 is driven by the increase in unrealized gains as a result of market conditions.

The Company reviews its best estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the organization and businesses of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best estimate assumptions were applied to the current in-force policies to project future gross profits.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The pretax impact on the Company’s assets and liabilities as a result of the unlocking during 2011, 2010, and 2009 is as follows:

	2011	2010	2009
Assets:
DAC	$34,334	$52,279	$48,544
DSI	(23,621)	2,256	4,824
VOBA	4,651	1,905	319
Total assets increase
	15,364	56,440	53,687
Liabilities:
Account balances and future policy
benefit reserves	(69,519)	239,447	62,132
Unearned premiums	22,885	(5,490)	1,377
Total liabilities (decrease)
increase	(46,634)	233,957	63,509
Net increase (decrease)	61,998	(177,517)	(9,822)
Deferred income tax expense (benefit)	21,700	(62,131)	(3,437)
Net increase (decrease)	$40,298	$(115,386)	$(6,385)
(10)	Deferred Sales Inducements

DSI at December 31, and the changes in the balance for years then ended are as follows:

	2011	2010	2009
Balance, beginning of year	$1,161,664	$1,028,591	$1,111,500
Adoption of new investment accounting
guidance (1)	—	—	(267,388)
Capitalization	299,368	412,427	342,107
Amortization	(93,717)	(167,601)	(194,796)
Interest	38,892	36,457	30,972
Change in shadow DSI (1)	(238,471)	(148,210)	6,196
Balance, end of year	$1,167,736	$1,161,664	$1,028,591

(1)
In 2009, the Company adopted new accounting guidance for the recognition and presentation of other-than-temporary impairments on fixed-maturity securities. Offsetting the impact on DSI of the new guidance is an equal and opposite change to shadow DSI, resulting in no net impact to DSI. See note 2 for additional information.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The change in shadow DSI in 2011 and 2010 is driven by the increase in unrealized gains as a result of market conditions.

(11)	Separate Accounts and Annuity Product Guarantees

Guaranteed minimums for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2011			2010
	Account	Net amount	Weighted	Account	Net amount	Weighted
	value	at risk	age (years)	value	at risk	age (years)
GMDB:
Return of premium	$17,025,933	$380,775	63.2	$15,409,243	$237,519	63.0
Ratchet and return of premium	4,703,400	331,505	66.3	4,406,136	303,601	65.7
Ratchet and rollup	4,638,789	1,022,063	68.3	5,353,249	803,713	67.3
Ratchet and earnings
protection rider	3,623	2,522	78.2	3,835	2,497	77.0
Reset	100,699	7,210	66.0	107,673	976	65.5
Earnings protection rider	300,100	23,093	65.1	350,518	22,976	64.1
Total	$26,772,544	$1,767,168		$25,630,654	$1,371,282
GMIB:
Return of premium	$155,174	$2,282	70.8	$190,485	$1,757	69.9
Ratchet and return of premium	4,870,901	357,965	66.3	5,270,287	540,726	65.4
Ratchet and rollup	6,017,719	1,482,163	64.3	6,929,379	1,103,483	63.3
Total	$11,043,794	$1,842,410		$12,390,151	$1,645,966
GMAB:
Five years	$6,846,344	$559,245	59.1	$7,406,652	$780,315	59.2
Ten years	3,997	89	76.6	4,514	51	74.7
Target date retirement – 7 year	702,839	25,071	57.4	690,098	2,229	57.6
Target date retirement – 10 year	261,227	17,189	54.5	264,780	211	54.5
Target date with management
levers	1,456,990	44,870	57.8	647,148	290	57.1
Total	$9,271,397	$646,464		$9,013,192	$783,096
GMWB:
No living benefit	$295,872	$—	67.1	$253,981	$—	67.5
Life benefit with optional reset	1,035,913	225,559	61.9	1,145,656	148,670	62.0
Life benefit with automatic
reset	1,495,503	188,861	58.4	1,605,156	81,183	58.5
Life benefit with 8% rollup	31,793	3,434	63.1	33,019	404	63.4
Life benefit with 10% rollup	1,106,144	165,509	58.2	1,142,534	20,607	58.2
Life benefit with management
levers	5,100,141	437,746	58.6	2,696,562	9,750	59.0
Total	$9,065,366	$1,021,109		$6,876,908	$260,614

The net amount at risk has increased in 2011 due to a decrease in market performance, which has caused increases in certain guaranteed benefits. Account values have increased due to the growth in new business, partially offset by the decrease in market performance.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

At December 31, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2011	2010
Mutual funds:
Bond	$3,253,540	$2,786,384
Domestic equity	9,193,599	9,074,144
International equity	1,579,130	1,981,724
Specialty	5,581,186	4,519,285
Total mutual funds	19,607,455	18,361,537
Money market funds	861,736	855,354
Other	89,694	110,645
Total	$20,558,885	$19,327,536
The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in account balances and future policy benefit reserves on the Consolidated Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2009	$70,756	$139,469	$433,882	$(20,401)	$623,706
Incurred guaranteed benefits	14,378	9,735	6,259	110,786	141,158
Paid guaranteed benefits	(24,958)	(17,494)	(7,561)	—	(50,013)
Balance as of December 31, 2010	60,176	131,710	432,580	90,385	714,851
Incurred guaranteed benefits	44,738	152,762	259,744	926,602	1,383,846
Paid guaranteed benefits	(24,377)	(6,697)	(69,308)	—	(100,382)
Balance as of December 31, 2011	$80,537	$277,775	$623,016	$1,016,987	$1,998,315
(12)	Mortgage Notes Payable

In 2004, the Company obtained an $80,000 mortgage loan from Northwestern Mutual Life Insurance Company (Northwestern) for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with Northwestern in conjunction with the construction of an addition to the Company’s headquarters of $65,000. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2011, and 2010, the combined loan had a balance of $112,151 and $118,106, respectively. This 20-year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision. The proceeds of this mortgage were used to pay off a floating rate construction loan from Wells Fargo that the Company used to finance the acquisition of property for, and construction of, the Company’s headquarters.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Interest expense for all loans is $6,346, $6,667, and $6,971 in 2011, 2010, and 2009, respectively, and is presented in general and administrative expenses on the Consolidated Statements of Operations.

The future principal payments required under the Northwestern loan are as follows:

2012		$6,292
2013		6,649
2014		7,026
2015		7,426
2016		7,844
2017 and beyond		76,914
	Total	$112,151

(13)	Accident and Health Claim Reserves

Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2011, are appropriate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2011	2010	2009
Balance at January 1, net of reinsurance
recoverables of $156,294, $126,907,
and $221,620, respectively	$78,904	$69,233	$59,476
Adjustment related to the reclassification
of reserves from prior years	417	—	7,295
Adjustment primarily related to
commutation and assumption
reinsurance on blocks of business	(216)	110	—
Incurred related to:
Current year	32,157	35,371	24,461
Prior years	5,752	(4,143)	1,082
Total incurred	37,909	31,228	25,543
Paid related to:
Current year	2,931	2,551	2,019
Prior years	22,270	19,116	21,062
Total paid	25,201	21,667	23,081
Balance at December 31, net of reinsurance
recoverables of $188,089, $156,294,
and $126,907, respectively	$91,813	$78,904	$69,233

Prior year incurreds for 2011 reflect unfavorable claim development primarily with the individual long-term care lines of business. Prior year incurreds for 2010 reflect favorable claim development with the group marketing and reinsurance assumed lines of business. Incurreds for 2009 reflect unanticipated claim development with the reinsurance assumed business.

(14)	Reinsurance

The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity and accident and health businesses, as well as businesses the Company has chosen to exit.

In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess yearly renewal term (YRT) coverage. The Company may also enter into coinsurance agreements for the purpose of preserving capital. The Company generally retained between $1,000 and $5,000 coverage per individual life depending on the type of policy for the year ended December 31, 2011. The Company generally retained between $1,000 and $10,000 coverage per individual life depending on the type of policy for the year ended December 31, 2010.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The Company monitors the financial exposure to the reinsurers, as well as evaluates the financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by arranging trust accounts or letters of credit with certain reinsurers. Reinsurance recoverables and receivables at December 31, 2011 and 2010, are covered by collateral of $3,712,887 and $3,404,190, respectively.

Reinsurance recoverables at December 31, 2011 and 2010, of $2,106,771 and $2,356,783, respectively, are due to reinsurance agreements the Company became party to during the 1999 acquisition of LifeUSA Holding, Inc.

(15)	Income Taxes

(a)	Income Tax Expense (Benefit)

Total income tax expense (benefit) for the years ended December 31 is as follows:

	2011	2010	2009
Income tax (benefit) expense
attributable to operations:
Current tax (benefit) expense	$(63,316)	$282,145	$26,816
Deferred tax expense (benefit)	5,441	(173,073)	190,388
Total income tax
(benefit) expense
attributable to
net income	(57,875)	109,072	217,204
Income tax effect on equity:
Income tax expense (benefit)
allocated to stockholder’s
equity:
Attributable to unrealized
gains (losses) on
investments	489,768	350,611	(10,541)
Attributable to unrealized
(losses) gains on
postretirement obligation	(19)	17	(12)
Attributable to unrealized
(losses) gains on foreign
exchange	(291)	723	3,285
Total income tax effect
on equity	$431,583	$460,423	$209,936

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(b)	Components of Income Tax (Benefit) Expense

Income tax (benefit) expense computed at the statutory rate of 35% varies from income tax (benefit) expense reported on the Consolidated Statements of Operations for the respective years ended December 31 as follows:

	2011	2010	2009
Income tax (benefit) expense
computed at the statutory rate	$(2,443)	$149,658	$218,239
Dividends-received deductions and
tax-exempt interest	(21,415)	(24,640)	242
State income tax	4,128	—	—
Release AZPF tax	(39,365)	—	—
Accrual (release) of tax contingency
reserve	2,573	183	(684)
Foreign tax, net	(268)	(12,054)	(1,043)
Corporate owned life insurance	(790)	(5,680)	(7,785)
Nondeductible goodwill	—	—	6,616
Other	(295)	1,605	1,619
Income tax (benefit)
expense as reported	$(57,875)	$109,072	$217,204

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

(c)	Components of Deferred Tax Assets and Liabilities on the Consolidated Balance Sheets

Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability), which is included in other assets and other liabilities, respectively, on the Consolidated Balance Sheets, at December 31 are as follows:

	2011	2010
Deferred tax assets:
Policy reserves	$2,395,736	$2,019,443
Coinsurance deferred income	6,461	9,300
Expense accruals	192,798	188,302
Other-than-temporarily impaired assets	15,912	93,661
Provision for postretirement benefits	10,342	9,073
Other	2,596	1,104
Total deferred tax assets	2,623,845	2,320,883
Deferred tax liabilities:
Deferred acquisition costs	(1,370,347)	(1,638,985)
Investment and derivative income	(71,436)	(27,862)
Depreciation and amortization	(34,613)	(25,713)
Value of business acquired	—	(299)
Deferred intercompany gain	(4,758)	(5,282)
Net unrealized gains on investments and
foreign exchange	(2,060,373)	(1,045,378)
Other	—	(125)
Total deferred tax liabilities	(3,541,527)	(2,743,644)
Net deferred tax liabilities	$(917,682)	$(422,761)

Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Income taxes (received) paid by the Company were $(16,601), $248,129, and $(40,926) in 2011, 2010, and 2009, respectively. At December 31, 2011 and 2010, respectively, the Company had a tax payable to AZOA of $117,366 and $169,171, reported in other liabilities on the Consolidated Balance Sheets.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

At December 31, 2011 and 2010, the Company had a tax receivable separate from the agreement with AZOA in the amount of $(333) and $(418), respectively. These amounts are for foreign taxes and taxes on a majority-owned subsidiary.

With few exceptions, the Company is no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years before 2008. During 2011, the IRS completed reviewing the 2008 AZOA and Subsidiaries consolidated return and there were no proposed adjustments for 2008. At this time, the Company is not aware of any adjustments that may be proposed by the IRS.

In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2011	2010
Balance at January 1	$103,665	$144,463
Additions based on tax positions related to the
current year	190	—
Amounts released related to tax positions taken
in prior years	(11,518)	(40,798)
Balance at December 31	$92,337	$103,665
The balance at December 31, 2011, consists of tax positions for which the deductibility is more likely than not; however, there is uncertainty with respect to the timing of the deduction. Because of the impact of deferred tax accounting, other than interest and penalty, the disallowance would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2011, 2010, and 2009, the Company recognized expenses (benefits) of $2,573, $192, and $(683), respectively, in interest and penalties. The Company had $5,158 and $2,584 for the payment of interest and penalties accrued at December 31, 2011 and 2010, respectively.

(16)	Related-Party Transactions

(a)	Loans to Affiliates

The Company held related-party invested assets of $56,018 and $81,950 at December 31, 2011 and 2010, respectively, representing 0.1% and 0.1% of total invested assets and 0.7% and 1.1% of capital for the respective years. The Company does not foresee a credit risk with these investments given the financial strength of Allianz SE, which currently has an A.M. Best rating of A+ and a Standard & Poor’s rating of AA.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

In 2003, the Company entered into an agreement to lend Allianz SE $350,000. In 2004, the Company transferred, in the form of a dividend, a portion of the loan to AZOA with a carrying value of $90,000. In 2006, the Company transferred, in the form of a dividend, an additional portion of the loan to AZOA with a carrying amount of $130,000. The remaining loan balance was $56,018 and $81,950 at December 31, 2011 and 2010, respectively, and will be repaid, plus interest over ten years; semiannual interest payments for the first five years; and amortized semiannual payments of principal and accrued interest over the last five years. Repayment of this loan started in 2009 with year-to-date principal payments received through December 31, 2011 and 2010 in the amount of $25,932 and $24,639, respectively. The interest rate is 5.18%. Interest of $2,040, $5,128, and $6,361 was earned during 2011, 2010, and 2009, respectively, and is included in interest and similar income, net on the Consolidated Statements of Operations. The loan was collateralized by a €103,525 Buoni Poliennali Del Tes Government Bond with a fair value of $134,391 at December 31, 2011.

In 2001, the Company entered into an agreement to lend AZOA $100,000. Repayment of this loan started in 2006 and the remaining balance of $41,489 was forgiven in the form of a dividend in November 2010. Interest of $0, $2,838, and $4,275 was earned during 2011, 2010, and 2009, respectively, and is included in interest and similar income, net on the Consolidated Statements of Operations.

(b)	Loan to Parent Company – Stockholder’s Equity

In 2002, the Company entered into an agreement to lend AZOA $250,000. The loan plus interest will be repaid over 10 years, semiannual interest payments for the first five years, and level semiannual payments of principal and accrued interest over the last five years. The interest rate is a fixed rate of 6%. The loan is not collateralized. Repayment of this loan started in 2008 with year-to-date principal payments received through December 31, 2011 and 2010, in the amount of $53,976 and $49,826, respectively. In 2011, $50,000 of the loan was forgiven as a dividend payment in the form of debt forgiveness. The fair value of the loan was $5,140 and $115,207 at December 31, 2011 and 2010, respectively. The outstanding loan balance was $4,963 and $108,939 at December 31, 2011 and 2010, respectively, and is included as a component of stockholder’s equity on the Consolidated Balance Sheets. Interest of $3,234, $8,806, and $11,634 was earned during 2011, 2010, and 2009 and is included in interest and similar income, net on the Consolidated Statements of Operations.

(c)	Real Estate

The Company has real estate investment properties leased to affiliates. The Company reported $1,113, $1,106, and $1,114 in 2011, 2010, and 2009, respectively, for rental income, which is included in interest and similar income, net on the Consolidated Statements of Operations. The Company has an agreement to sublease office space to a related party, Fireman’s Fund Insurance Company (FFIC), a sister company wholly owned by the same parent company, AZOA. The Company received rental income of $865, $1,054, and $936 in 2011, 2010, and 2009, respectively, which is included in other revenue on the Consolidated Statements of Operations. In addition, the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Company leases office space from FFIC pursuant to a sublease agreement. In connection with this subleasing arrangement, the Company has incurred rent expense of $26, $9, and $158 in 2011, 2010, and 2009, respectively, which is included in general and administrative expenses on the Consolidated Statements of Operations.

(d)	Service Fees

The Company incurred fees for services provided by affiliated companies of $35,755, $31,431, and $40,898 in 2011, 2010, and 2009, respectively. The Company’s liability for these expenses was $5,659 and $4,515 at December 31, 2011 and 2010, respectively, and is included in other liabilities on the Consolidated Balance Sheets. On a quarterly basis, the Company pays the amount due through cash settlement.

The Company earned revenues for various services provided to affiliated companies of $6,410, $5,818, and $5,699 in 2011, 2010, and 2009, respectively. The receivable for these expenses was $142 and $165 at December 31, 2011 and 2010, respectively, and is included in receivables on the Consolidated Balance Sheets. On a quarterly basis, the Company receives payment through cash settlement.

The Company has agreements with its affiliates Pacific Investment Management Company (PIMCO), Oppenheimer Capital LLC (OpCap), Allianz Global Distributors LLC (AGID), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company’s separate accounts to holders of the Company’s variable annuity products, (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap, and (3) the Company compensates AGID for providing services in connection with the distribution of variable products that offer investment options managed by PIMCO. The agreement with AGID was terminated effective December 31, 2010. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $11,341, $6,255, and $2,506 during 2011, 2010, and 2009, respectively, which is included in fee and commission revenue on the Consolidated Statements of Operations. At December 31, 2011 and 2010, $0 and $693, respectively, were included for these fees in receivables on the Consolidated Balance Sheets. Expenses incurred to these affiliates for management of subadvised investment options were $1,713, $1,696, and $1,480 during 2011, 2010, and 2009, respectively, which are included in general and administrative expenses on the Consolidated Statements of Operations. The related payable to these affiliates was $115 and $167 at December 31, 2011 and 2010, respectively, which is included in other policyholder funds on the Consolidated Balance Sheets.

(e)	Financial Guarantee

In October 2008, Allianz SE invested $2,500,000 in The Hartford Financial Services Group, Inc. (Hartford) using funds from their subsidiaries. The Company had a $130,000 invested portion of the transaction. In connection with the Company’s investment, Allianz SE has issued a financial

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

guarantee of the notional amount in 10% fixed-to-floating rate junior subordinated notes of Hartford. The Company records the guarantee as the difference between par value and the fair value of the bond. If at any time during the fixed rate period of the notes (ended October 15, 2018), the rating attributed by any one of S&P or Moody’s falls below investment grade, or Hartford is subject to an event of default with its obligations under the notes, the Company has the right to sell the notes to Allianz SE. During 2009, the notes were downgraded by S&P from BBB- to BB+, which is below investment grade. This gives the Company the right to sell the notes to Allianz SE; however, the Company has not chosen to exercise the right at this time. The consideration to be delivered by Allianz SE will be equal to the notional amount of the notes. At the option of Allianz SE, such consideration will be paid either in cash or senior notes of Allianz SE or one of its financial subsidiaries.

(f)	Capital Contributions and Dividends

The Company received capital contributions in 2011, 2010, and 2009 from AZOA of $0, $0, and $1,500,000, respectively. The Company paid a dividend via forgiveness of debt to AZOA in 2011 of $50,000. No dividends were paid by the company in 2010 and 2009.

(g)	Investment Purchase from Affiliate

At a similar time as the 2009 capital contribution mentioned above, the Company entered into a purchase agreement with AZ-Arges Vermögensverwaltungsgesellschaft mbH, a subsidiary of Allianz SE, for the purchase of CDOs. During 2009, the Company settled trades for $1,349,587 of CDOs with a par value of $2,726,416. No additional ownership interest was acquired in 2011 or 2010.

(h)	Acquisition of Additional Ownership Interest

In September 2009, Allianz Individual Insurance Group, LLC (AZIIG), a wholly owned subsidiary of the Company, acquired the remaining 27.5% ownership interest of Advisors IG, LLC (Advisors) for $9,350, through a put option exercised by Advisors. As a result of the acquisition of the additional ownership interest, Advisors is now a wholly owned subsidiary of AZIIG.

(i)	Reinsurance

On October 1, 2010, the Company created a subsidiary named Allianz Annuity Company of Missouri (AAMO), a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 22, 2010, an additional capital contribution was made for $288,234 to AAMO. On December 31, 2010, the Company ceded to AAMO, on a combined funds withheld coinsurance basis and modified coinsurance basis, a 20% quota share of the Company’s net liability of certain variable annuity policies written directly by the Company. The impact of this reinsurance agreement is eliminated through consolidation.

On September 29, 2009, the Company created a subsidiary named Allianz Life of Missouri, LLC (AZLMO), a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

December 31, 2009, the Company ceded to AZLMO, on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. A letter of credit was issued under an existing letter of credit facility in which Allianz SE is the applicant and the face amount of the letter of credit is in a qualifying trust established by AZLMO. On December 31, 2009, an additional capital contribution was made for $282,000 to AZLMO. The impact of this reinsurance agreement is eliminated through consolidation. During 2010, the Company created a subsidiary named Allianz Life Insurance Company of Missouri, which was merged with AZLMO. There was no financial impact to the Company’s consolidated financial statements as a result of the merger.

The Company has reinsurance recoverables and receivables due to reinsurance agreements with other affiliated entities. Total affiliated reinsurance recoverables and receivables were $3,248 and $3,248 as of December 31, 2011 and 2010, respectively, and are included in reinsurance recoverables and receivables on the Consolidated Balance Sheets.

(17)	Employee Benefit Plans

The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the IRS. In 2011, the Company will match 100% of contributions up to a maximum of 7.5% of the employees’ eligible compensation. In 2010 and 2009, the Company matched up to a maximum of 7.5% and 6% of the employees’ eligible compensation, respectively. Participants are 100% vested in the Company’s matching contribution after three years of service.

The Company declared a profit-sharing contribution of 1.5% of employees’ salaries for the plan years ended December 31, 2009, reported in general and administrative expenses on the Consolidated Statements of Operations. Employees were not required to participate in the AAAP to be eligible for the profit-sharing contribution. For plan years beginning after January 1, 2010, the Company will not be making a profit-sharing contribution.

The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. Any legal fees are not paid from the trust fund, but are instead paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $11,582, $10,426, and $10,737 in 2011, 2010, and 2009, respectively, toward the AAAP matching contributions and administration expenses.

A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan adopted January 1, 2008, which replaced the Allianz Life Deferred Compensation Plan. The purpose of the plan is to provide tax-planning opportunities, as well as supplemental funds upon

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $8,242 and $9,921 as of December 31, 2011 and 2010, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company may decide to make discretionary contributions to the plan in the form and manner the Company determines. Discretionary contributions are currently determined based on production. The accrued liability of $9,178 and $7,993 as of December 31, 2011 and 2010, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees SARs and restricted stock units (RSUs) that are tied to Allianz SE stock. Allianz SE determines the number of SARs and RSUs granted to each participant. The Company records expense equal to the change in fair value of the units during the reporting period. A change in value of $1,107, $1,927, and $1,165 was recorded in 2011, 2010, and 2009, respectively, and is included in general and administrative expenses on the Consolidated Statements of Operations. The related liability of $3,786 and $3,575 as of December 31, 2011 and 2010, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company participates in the Employee Stock Purchase Plan sponsored by AZOAC that is designed to provide eligible employees with an opportunity to purchase American Depository Shares (ADSs) of Allianz SE at a discounted price. An aggregate amount of 250,000 Ordinary Shares is reserved for this plan. Allianz SE determines the purchase price of the share based on the closing price of an Ordinary Share of Allianz SE on the Frankfurt stock exchange on the date of each purchase. Employees are given the opportunity to purchase these shares quarterly on predetermined dates set by Allianz SE. Employees are not allowed to sell or transfer the shares for a one-year period following the purchase settlement date. Effective October 26, 2009, the ADSs were delisted from the New York Stock Exchange and started trading on the U.S. over-the-counter market through the OTCQX (which is an online trading platform). The difference between the market price and the discount price, or the discount, is paid by the Company and amounted to $379, $310, and $342 in 2011, 2010, and 2009, respectively, and is recorded in other liabilities on the Consolidated Balance Sheets. The discount is reflected as taxable income in the year of purchase to employees.

Effective June 1, 2008, the Company adopted the AZOAC Severance Allowance Plan. Under the AZOAC Severance Allowance Plan, all employees who are involuntarily terminated due to job elimination or reduction in force are eligible to receive benefits. The Company expensed $601, $1,553, and $3,164 in 2011, 2010, and 2009, respectively, toward severance payments.

The Company offers certain benefits to eligible employees, including a comprehensive medical, dental, and vision plan and a flexible spending plan. Associated with these plans, the Company provides certain postretirement benefits to employees who retired on or before December 31, 1988, or who were hired

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

before December 31, 1988, and who have at least 10 years of service when they reach age 55. In November 2009, the Company announced changes to its retiree health program including the discontinuation of the Company’s subsidization of postretirement medical and dental benefits. The only remaining postretirement obligation is retiree life insurance. The Company’s plan obligation at December 31, 2011 and 2010, was $837 and $792, respectively. This liability is included in other liabilities on the Consolidated Balance Sheets. The Company began prefunding its postretirement liability in 2005. The Company’s plan assets, held in a Welfare Benefit Trust, at December 31, 2011 and 2010, were $14,776 and $16,462, respectively. Currently, the amount of plan assets to be returned to the Company has not been determined.

(18)	Statutory Financial Data and Dividend Restrictions

Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, furniture and fixtures, deferred taxes, and accident and health premiums receivable, which are more than 90 days past due, reinsurance, certain investments, and undeclared dividends to policyholders. Additionally, account balances and future policy benefit reserves calculated for statutory reporting do not include provisions for withdrawals.

The Company’s statutory capital and surplus reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2011 and 2010, was $4,993,128 and $4,595,188, respectively.

The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2011 and 2010, were in compliance with these requirements. The maximum amount of dividends that can be paid by Minnesota insurance companies to stockholders without prior approval of the Commissioner of Commerce is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its surplus cash dividends of not more than the greater of 10% of its beginning-of-the-year statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Ordinary dividends of $499,313 can be paid in 2012 without prior approval of the Commissioner of Commerce.

Regulatory Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2011 and 2010.

(19)	Commitments and Contingencies

The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings, including three putative and certified class action proceedings, arising from the conduct of their business. Two of the class action lawsuits have been certified as class actions, and have been consolidated. The other class action lawsuit has been stayed. The Company intends to vigorously contest the lawsuits, but may pursue settlement negotiations in some cases, if appropriate. The outcome of these cases is uncertain at this time. In 2007 and in 2011, the Company settled two class action lawsuits. With respect to those settlements, uncertainty remains regarding the Company’s ultimate obligations due to the fact that it will depend upon future policy owner behavior and elections. The Company recognizes legal costs for defending itself as incurred.

The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, has been the subject of increasing scrutiny by regulators, legislators, and the media over the past few years.

Federal and state regulators are investigating various selling practices in the annuity industry, including suitability reviews, product exchanges, and sales to seniors. In certain instances, these investigations have led to regulatory enforcement proceedings. State regulators have also been investigating various practices relating to unclaimed property. The Company is subject to ongoing market conduct examinations and investigations by state insurance regulators, which may have a material adverse effect on the Company.

In December 2008, the SEC adopted a rule (Rule 151A) having the effect of categorizing most fixed-indexed annuity products as securities. This rule, if it had become fully operational, would subject issuers of fixed-indexed annuity products to SEC jurisdiction for purposes of registration and disclosure, advertising and marketing, suitability, and requirements as to the distribution of products through registered broker-dealers. In October 2010, several months after the Federal Court of Appeals for the District of Columbia Circuit vacated Rule 151A, the SEC withdrew the rule. As a result, issuers of fixed-index annuity products will not be under the SEC’s purview, rather they will remain subject to state insurance regulation as long as insurers comply with the provisions of the Harkin Amendment, passed as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In order to continue to enjoy exempt securities status under the Harkin Amendment, the value of fixed-indexed annuities may not vary according to the performance of a separate account, they must satisfy standard non-forfeiture laws and by June 16, 2013, insurers, in the sale of these products, must meet or exceed minimum requirements established by the Suitability in Annuity Transactions Model Regulation adopted by the NAIC in March 2010 nationwide.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

It can be expected that annuity product design and sales practices will be an ongoing source of increasing regulatory scrutiny and enforcement actions, litigation, and rulemaking. Similarly, private litigation regarding sales practices is ongoing against a number of insurance companies.

This could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.

The Company holds a minority equity interest in a certain field marketing organization. Certain provisions within the stockholder’s agreement require the Company to purchase all of the stock in the entity if and when principals of the field marketing organization choose to exercise certain available options. The exercise period for the put option is the first 120 days of each calendar year commencing on January 1, 2011, and expiring on April 30, 2014. If the put option was exercised, requiring the Company to purchase all of the stock in the entity, the total purchase price that would be paid by the Company based on current calculations would be $6,651.

The Company has a limited partnership investment that requires a commitment of capital. The Company had capital commitments of $12,000 and $10,000, of which $8,354 and $4,600 has been funded, at December 31, 2011 and 2010, respectively.

The Company has private placement investments that require a commitment of capital within the next year. The Company had capital commitments of $58,000 and $194 at December 31, 2011 and 2010, respectively.

The Company has commercial mortgage loan investments that require additional commitments of capital within the next year. The Company had capital commitments for new mortgage loans of $72,940 and $18,426 at December 31, 2011 and 2010, respectively.

The Company leases office space and certain furniture and equipment pursuant to operating leases with some leases containing renewal options and escalation clauses. Expense for all operating leases was $3,065, $3,138, and $3,284 in 2011, 2010, and 2009, respectively. The future minimum lease payments required under operating leases are as follows:

2012		$2,033
2013		1,676
2014		813
2015		372
2016		159
2017 and beyond		85
	Total	$5,138

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

The Company had capital leases to finance furniture and equipment for the Company’s headquarters. These leases were all terminated in 2010. New leases were entered into in 2011. The cost and accumulated depreciation of the financed assets were $2,976 and $0 at December 31, 2011, and $0 and $0 at December 31, 2010, respectively, and are included in other assets. Depreciation on the financed assets was $0, $749, and $2,357 in 2011, 2010, and 2009, respectively.

The future minimum lease payments and present value of the net minimum lease payments are as follows:

2012		$1,096
2013		939
2014		939
2015		783
2016		—
2017 and beyond		—
	Total	$3,757
The Company owns one commercial and real estate investment property. This property is leased to various tenants. The typical lease period is five to ten years with some leases containing renewal options. Under net leases in addition to their base rent, the tenants are directly responsible for the payment of property taxes, insurance, and maintenance costs relating to the leased property. Under gross leases, the tenants pay a rent amount grossed up to include the cost of taxes, insurance, and maintenance. The cost and accumulated depreciation on leased properties were $29,570 and $(8,747) at December 31, 2011, and $419,621 and $(59,390) at December 31, 2010, respectively. Future minimum lease receipts under noncancelable leasing arrangements as of December 31, 2011, are as follows:

2012		$2,745
2013		926
2014		718
2015		—
2016		—
2017 and beyond		—
	Total	$4,389
The Company has a service agreement (the agreement) with certain broker-dealers for a marketing support program related to the distribution of select variable insurance products. Under the agreement, the Company pays a base service fee of 0.10% on the amount of variable insurance products under management at the commencement of the agreement. An additional service fee of 0.15% is calculated on the total variable insurance products under management held in excess of this base amount. The fee is

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

calculated on a monthly basis and is paid quarterly. Either party may terminate the agreement with a 90-day notice. Upon termination, the service fee continues to be paid from the date of termination for a period of ten years provided that the broker-dealer is not in material breach of the contract. In the event of termination, the Company has calculated its total commitment at December 31, 2011, to be $4,259 annually with a total commitment of $42,590. The calculation was based on the total variable insurance products under management as of December 31, 2011, due to the variability in estimating future assets under management (such as sales, lapse rate, and fund performance). Total expense under the agreement amounted to $4,298, $3,495, and $2,619 in 2011, 2010, and 2009, respectively.

(20)	Capital Structure

The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized,			Voluntary or
	issued, and	Par value,		involuntary
	outstanding	per share	Redemption rights	liquidation rights
Common stock	40,000,000	$1.00	None	None
20,000,001
20,000,001
Preferred stock:
Class A	200,000,000	$1.00	Designated by Board	Designated by Board
	18,903,484		for each series issued	for each series issued
18,903,484
Class A, Series A	8,909,195	1.00	$35.02 per share plus	$35.02 per share plus
	8,909,195		an amount to yield a	an amount to yield a
	8,909,195		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class A, Series B	10,000,000	1.00	$35.02 per share plus	$35.02 per share plus
	9,994,289		an amount to yield a	an amount to yield a
	9,994,289		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class B	400,000,000	1.00	Designated by Board	Designated by Board
			for each series issued	for each series issued
Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See note 1 for further discussion.

Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.

As discussed in notes 2 and 16, the Company carried out various capital transactions with related parties during 2011, 2010, and 2009.

(21)	Foreign Currency Translation

An analysis of foreign currency translation, net of tax for the respective years ended December 31 is as follows:

	2011	2010	2009
Beginning amount of cumulative translation adjustments	$13,930	$12,588	$6,487
Aggregate adjustment for the period
resulting from translation adjustments	(832)	2,065	9,386
Amount of income tax expense (benefit)
for the period related to aggregate
adjustment	291	(723)	(3,285)
Net aggregate translation
included in equity	(541)	1,342	6,101

Ending amount of cumulative translation adjustments	$13,389	$13,930	$12,588
Canadian foreign exchange rate at
end of year	0.98208	1.00639	0.95388

(22)	Subsequent Events

No material subsequent events have occurred since December 31, 2011 through March 28, 2012, that require adjustment to the financial statements.

In January 2012, the Company invested $330,000 seed money in seven different funds for its variable annuity product. Only $30,000 is invested in funds that are directly available to variable annuity contractholders.

In January 2012, Commerzbank AG delivered common stock of DKPII, to AZL PF Investments, Inc. in fulfillment of its obligations under a prepaid forward contract.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

			Schedule I
ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Summary of Investments – Other than Investments in Related Parties
December 31, 2011
(In thousands)
			Amount at
			which shown
			in the
			consolidated
Type of investment	Cost (1)	Fair value	balance sheets
Fixed-maturity securities:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,054,761	$1,194,113	$1,194,113
Agencies not backed by the full faith and credit of the U.S. government	725,416	833,829	833,829
States and political subdivisions	3,044,039	3,473,072	3,473,072
Foreign government	434,950	481,051	481,051
Public utilities	4,597,886	5,386,571	5,386,571
Corporate securities	34,408,544	37,464,286	37,464,286
Mortgage-backed securities	14,636,723	15,940,231	15,940,231
Collateralized mortgage obligations	17,294	19,792	19,792
Collateralized debt obligations	62,823	66,958	66,958
Securities held under forward commitments	28,975	29,380	29,380
Total fixed-maturity securities, available-for-sale	59,011,411	64,889,283	64,889,283
Fixed-maturity securities, trading:
U.S. government	—	—	—
Agencies not backed by the full faith and credit of the U.S. government	—	—	—
States and political subdivisions	—	—	—
Foreign government	—	—	—
Public utilities	—	—	—
Corporate securities	5,795	6,008	6,008
Mortgage-backed securities	—	—	—
Total fixed-maturity securities, trading	5,795	6,008	6,008
Fixed-maturity securities, held-to-maturity:
Collateralized debt obligations	534,294	559,784	534,294
Corporate securities	137	162	137
Total fixed-maturity securities, held-to-maturity	534,431	559,946	534,431
Total fixed-maturity securities	59,551,637	65,455,237	65,429,722
Equity securities:
Equity securities, available-for-sale:
Common stocks:
Seed money	—	—	—
Equity securities, trading:
Common stocks:
Industrial and miscellaneous	22,255	20,745	20,745
Total equity securities	22,255	$20,745	20,745
Other investments:
Mortgage loans on real estate, net	5,926,441		5,926,441
Short-term securities	5,852		5,852
Derivatives	567,539		567,539
Real estate	20,823		20,823
Loans to affiliates	56,018		56,018
Policy loans	171,030		171,030
Acquired loans	233,703		233,703
Other invested assets	8,964		8,964
Total other investments	6,990,370		6,990,370
Total investments	$66,564,262		$72,440,837
(1)	Original cost of equity securities and, as to fixed-maturities, original cost reduced by repayments and adjusted for amortization of premiums, accrual discounts, or impairments.
See accompanying report of independent registered public accounting firm.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Schedule II
ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Supplementary Insurance Information
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	December 31					Year ended December 31
	Deferred acquisition costs	Deferred sales inducements	Account balances and future policy benefit reserves	Unearned premiums	Policy and contract claims	Net premium and policy fees	Interest and similar income, net	Net benefits	Net change in deferred sales inducements*	Net change in policy acquisition costs**	Other operating expenses

2011:
Life	$221,075	$2,611	$2,318,005	$27,735	$15,388	$87,452	$65,541	$78,600	$(1,538)	$(18,720)	$67,178
Annuities	4,477,539	1,165,125	70,767,098	872	888	703,024	3,412,406	3,781,633	(243,100)	(728,677)	1,519,801
Accident and health	78,610	—	1,831,891	57,420	277,733	135,719	42,069	109,197	—	12,246	6,584
	$4,777,224	$1,167,736	$74,916,994	$86,027	$294,009	$926,195	$3,520,016	$3,969,430	$(244,638)	$(735,151)	$1,593,563
2010:
Life	$222,075	$(1,834)	$2,199,762	$16,446	$17,019	$81,541	$58,579	$66,625	$(373)	$17,544	$48,247
Annuities	4,987,933	1,163,402	65,745,327	1,351	779	663,231	3,231,910	2,898,053	(280,815)	(187,506)	1,533,845
Accident and health	90,856	—	1,645,411	61,954	235,201	131,200	34,418	109,093	—	11,541	11,769
	$5,300,864	$1,161,568	$69,590,500	$79,751	$252,999	$875,972	$3,324,907	$3,073,771	$(281,188)	$(158,421)	$1,593,861
2009:
Life	$249,620	$(154)	$2,229,584	$11,191	$22,043	$100,963	$54,094	$92,056	$(188)	$(6,508)	$50,426
Annuities	5,701,955	1,028,745	60,505,995	85,289	1,269	681,518	3,037,167	2,124,598	(178,095)	171,797	1,420,855
Accident and health	102,398	—	1,450,144	64,542	195,998	131,185	27,007	87,534	—	255	31,800
	$6,053,973	$1,028,591	$64,185,723	$161,022	$219,310	$913,666	$3,118,268	$2,304,188	$(178,283)	$165,544	$1,503,081
*	See note 10 for aggregate gross amortization of deferred sales inducements.
**	See note 9 for aggregate gross amortization of deferred acquisition costs.
See accompanying report of independent registered public accounting firm.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

(In thousands, except share data and security holdings quantities)

Schedule III
ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Reinsurance
Years ended December 31, 2011, 2010, and 2009
(In thousands)
					Percentage
		Ceded	Assumed		of amount
	Direct	to other	from other	Net	assumed
Years ended	amount	companies	companies	amount	to net
December 31, 2011:
Life insurance in force	$22,944,148	$14,794,998	$94,733	$8,243,883	1.1%
Premiums and policy fees:
Life	$129,223	$42,649	$878	$87,452	1.0%
Annuities	701,350	(2,116)	(442)	703,024	(0.1)
Accident and health	204,838	91,457	22,338	135,719	16.5
Total premiums and policy fees	$1,035,411	$131,990	$22,774	$926,195	2.5%
December 31, 2010:
Life insurance in force	$22,180,590	$15,140,327	$100,454	$7,140,717	1.4%
Premiums and policy fees:
Life	$131,024	$50,397	$914	$81,541	1.1%
Annuities	664,392	635	(526)	663,231	(0.1)
Accident and health	217,659	103,679	17,220	131,200	13.1
Total premiums and policy fees	$1,013,075	$154,711	$17,608	$875,972	2.0%
December 31, 2009:
Life insurance in force	$23,996,848	$23,244,205	$8,967,179	$9,719,822	92.3%
Premiums and policy fees:
Life	$139,806	$61,672	$22,829	$100,963	22.6%
Annuities	682,420	218	(684)	681,518	(0.1)
Accident and health	229,976	113,949	15,158	131,185	11.6
Total premiums and policy fees	$1,052,202	$175,839	$37,303	$913,666	4.1%
See accompanying report of independent registered public accounting firm.